                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                    SPSS INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.       Title of each class of securities to which transaction applies:


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2.       Aggregate number of securities to which transaction applies:


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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.       Proposed maximum aggregate value of transaction:


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5.       Total fee paid:


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[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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(1)      Amount Previously Paid:


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(2)      Form, Schedule or Registration Statement No.:


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(3)      Filing Party:


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(4)      Date Filed:


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

                                                                     (SPSS LOGO)

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of SPSS Inc. ("SPSS" or the "Company"). The Annual Meeting will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Wednesday, June 15, 2005, at 1:00 p.m., local time.

     At the Annual Meeting, you will be asked (a) to consider and vote to elect three (3) directors to hold office for a three-year term, (b) to consider and vote to approve the adoption of the SPSS Inc. Employee Stock Purchase Plan, (c) to ratify the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2005, and (d) to transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Company's Board of Directors (the "Board") unanimously recommends that the Company's stockholders vote FOR all of the nominees for election to the Board, FOR approval of the SPSS Inc. Employee Stock Purchase Plan and FOR ratification of the appointment of Grant Thornton LLP as independent auditors of SPSS for the fiscal year 2005.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting, and a Proxy Card. The Proxy Statement includes general information regarding SPSS as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Annual Meeting. Also included with the proxy materials is the Company's Annual Report to Stockholders.

     All stockholders are invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign and date the Proxy Card and promptly return it to SPSS in the enclosed envelope provided for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your Proxy Card. It is important that your shares be represented and voted at the Annual Meeting.

                                          Sincerely,

                                          /s/ JACK NOONAN

                                          Jack Noonan
                                          CEO and President
May 16, 2005

                                                                     (SPSS LOGO)

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2005

     The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of SPSS Inc. ("SPSS" or the "Company") will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Wednesday, June 15, 2005 at 1:00 p.m., local time, for the following purposes:

     (1) To consider and vote to elect three (3) directors of SPSS to hold office until the 2008 Annual Meeting of Stockholders, as described in Proposal No. 1;

     (2) To consider and vote to approve the adoption of the SPSS Inc. Employee Stock Purchase Plan, as described in Proposal No. 2;

     (3) To ratify the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2005, as described in Proposal No. 3; and

     (4) To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record as of May 2, 2005, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     SPSS hopes that as many stockholders as possible will personally attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES. Sending in your proxy card will not prevent you from voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ RAYMOND H. PANZA
                                          Raymond H. Panza
                                          Secretary of SPSS Inc.

Chicago, Illinois
May 16, 2005

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2005

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD") OF SPSS INC. ("SPSS" OR THE "COMPANY") FOR USE AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT THE HEADQUARTERS OF SPSS AT 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, ON WEDNESDAY, JUNE 15, 2005 AT 1:00 P.M. (CHICAGO TIME). Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, will be voted at the Annual Meeting. If no specific instructions are given with regard to matters being voted upon, the shares represented by a signed proxy card will be voted according to the recommendations of the Board. The Board presently does not intend to bring any matter before the Annual Meeting except those referred to in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders, nor does the Board know of any matters which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon using their reasonable judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted, pursuant to such discretionary authority, for a proposal to adjourn the Annual Meeting to permit further solicitation with respect to the proposal.

     A proxy may be revoked at any time before its exercise by sending written notice of revocation to Raymond H. Panza, Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about May 16, 2005.

     May 2, 2005 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 17,806,581 shares of Common Stock, which is the Company's only class of voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders during regular business hours at the Company's headquarters, 233 South Wacker Drive, Chicago, Illinois.

     One Inspector of Election, a representative of Computershare Investor Services, L.L.C., appointed by the Board will determine the shares represented at the Annual Meeting and the validity of proxies and count all votes. Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. An abstention has the effect of voting against a matter since an abstention is counted as a share "entitled to vote," but is not included as a vote for such matter. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal. Brokers who have not received voting instructions from beneficial owners may vote in their discretion with respect to only Proposal No. 1 (the election of directors) and Proposal No. 3 (the ratification of the selection of the Company's independent auditors). Brokers are not authorized to vote in their discretion with regard to Proposal No. 2 (the proposal to adopt the SPSS Inc. Employee Stock Purchase Plan). Therefore, broker non-votes will have no effect with regard to Proposals No. 2, and, therefore, will not be included as votes for or against Proposal Nos. 2.

     A plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common

Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of all other matters being submitted to the stockholders for their consideration.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2006 ANNUAL MEETING

     If a stockholder desires to have a proposal formerly considered at the 2006 Annual Meeting of Stockholders, and included in the Proxy Statement for that meeting, the proposal must be mailed to the Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, and must be received by the Secretary on or before January 16, 2006. Additionally, if a stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders, but does not intend to have it included in the Company's proxy statement, the proposal must be delivered to the Company's corporate Secretary at the Company's headquarters by April 16, 2006. For matters submitted at the 2006 Annual Meeting of Stockholders that are not included in the Company's proxy statement, the proxy holders will have discretionary authority to vote with regard to such proposals. SPSS will consider only proposals meeting the requirements of applicable SEC rules. Further, if SPSS does not receive a stockholder proposal by the applicable deadline listed above, the stockholder will not be permitted to raise the proposal at the 2006 Annual Meeting of Stockholders.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the number of members of the Board shall be fixed by a resolution adopted by the majority of the Board. At present, the Board has fixed the number of members of the Board at eight (8). The Company's Certificate of Incorporation and Bylaws further provide that the Board shall be divided into three classes, as nearly equal in number as possible. Members of each class of the Board are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     The class of directors whose term expires at the Annual Meeting consists of three (3) persons. Therefore, SPSS proposes to elect three (3) directors at the Annual Meeting, each of whom will hold office for a term of three years or until their successors have been duly elected and qualified. The Nominating Committee has nominated William Binch, Norman Nie and Charles R. Whitchurch, the incumbent directors whose terms expire at the Annual Meeting, for reelection to the Board. The full Board has ratified the nomination of these incumbent directors. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement.

     SPSS has no reason to believe that the nominees named herein will be unavailable to serve as directors. However, if such nominees for any reason are unable to serve or, for good cause, will not serve, the proxy may be voted for such substitute nominees as the persons appointed in the proxy may, in their discretion, determine. Stockholders may not cumulate their votes in the election of directors.

     The following nominees are currently directors of SPSS:

     William Binch has been a director of SPSS since the merger with ShowCase Corporation in February 2001. Mr. Binch was a director of ShowCase from 1999 until the merger with SPSS. Mr. Binch is a professional independent director with extensive experience in worldwide sales, enterprise applications and analytics. He serves as a member of the Board of Directors of four other companies: Callidus Software Inc., SeeCommerce (Executive Chairman), Medefinance, Inc. and Saama Technologies, Inc. Previously, Mr. Binch was senior vice president at Hyperion/Arbor from July 1997 to May 1999. He was a senior executive at Business Objects and Prism, two business intelligence and data warehousing companies. Mr. Binch served for five years at Oracle, finally as vice president of strategic accounts. He has held executive sales positions at IBM, Itel and Fortune Systems.

     Norman Nie, Chairman of the Board and co-founder of SPSS, designed the original SPSS statistical software beginning in 1967 and has been a Director and Chairman of the Board since the Company's inception in 1975. He served as Chief Executive Officer of SPSS from 1975 to 1991. In addition to his current responsibilities as Chairman of the Board, Dr. Nie is a research professor in Political Science at the Graduate School of Business at Stanford University and a professor emeritus in the Political Science Department at the University of Chicago. His research specialties include public opinion, voting behavior and citizen participation. He has received three national awards for his books in these areas. Dr. Nie received his Ph.D. from Stanford University.

     Charles R. Whitchurch has been a director of SPSS Inc. since October 2003. Since September 1991, Mr. Whitchurch has served as the Chief Financial Officer and Treasurer of Zebra Technologies Corporation. From 1981 until September 1991, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. In addition, Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as a Corporate Services Officer with Harris Bank in Chicago. He holds a bachelors degree in economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
           THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

OFFICERS AND DIRECTORS

     The following table shows information as of May 2, 2005 with respect to each person who is an executive officer, director or director nominee of SPSS. Biographical information for each executive officer and continuing director is set forth immediately following the table. Biographical information for each director nominee appears under "Election of Directors" above.

               NAME                   AGE                             POSITION
               ----                   ---                             --------
Norman Nie........................    62     Chairman of the Board of Directors
Jack Noonan.......................    57     Director, President and Chief Executive Officer
Raymond H. Panza..................    54     Executive Vice President, Corporate Operations, Chief
                                             Financial Officer, and Secretary
Jonathan Otterstatter.............    45     Executive Vice President and Chief Technology Officer
Charles R. Whitchurch(2)..........    58     Director
Merritt Lutz(1)(3)................    62     Director
Michael Blair(1)(2)...............    60     Director
Promod Haque(3)...................    57     Director
William Binch(1)(2)...............    65     Director
Kenneth Holec.....................    50     Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Nominating Committee

     Jack Noonan has served as Director as well as President and Chief Executive Officer since joining SPSS in January 1992. Mr. Noonan was President and Chief Executive Officer of Microrim Corp., a developer of database software products, from 1990 until December 1991. He served as Vice President of the Product Group of Candle Corporation, a developer of IBM mainframe system software, from 1985 to 1990. Mr. Noonan is a Director of Morningstar, Inc., Repository Technologies, Inc. and Global View. He is a member of the advisory committee to Geneva Technology Partners, Inc.

     Raymond H. Panza, Executive Vice President, Corporate Operations, Chief Financial Officer, and Secretary, joined SPSS in August 2004. From 2001 to 2004, Mr. Panza was the Vice President, Finance of Thomson, a leading provider of technology and service solutions for integrated media and entertainment companies. From 2000 to 2001, Mr. Panza was the Vice President, Chief Financial Officer of Thomson's Digital and New Media Services business units. From 1997 to 1999, he was the Vice President, Investments and Alliances of Ameritech Corporation, and from 1995 to 1997, he was the Vice President and Chief Financial Officer of Ameritech's Custom Business Services. Mr. Panza served as the Vice President, Controller and Principal Accounting Officer at DQE and its subsidiary, Duquesne Light Company, from 1990 to 1995. Mr. Panza was the Assistant Controller at Squibb Corporation from 1989 to 1990, the Vice
President -- Controller of RKO General, Inc. from 1985 to 1989, and held various positions at Gulf Oil Corporation from 1975 to 1985. He is a Certified Public Accountant and holds M.S. and B.S. degrees in accounting from The Pennsylvania State University.

     Jonathan Otterstatter, Executive Vice President and Chief Technology Officer, joined SPSS following the merger with ShowCase Corporation in February 2001. Mr. Otterstatter was with ShowCase from 1994 until 2001 and, from 1999 to 2001, served as Senior Vice President, Technology and Services and a member of its executive committee. Mr. Otterstatter was with IBM from 1983 to 1994 where in his last position he was responsible for the AS/400 software platform, including the system software plan and the system design control group. He holds an M.S. degree in management of technology from the Massachusetts Institute of Technology and a B.S. degree in computer science from the University of Wisconsin at LaCrosse.

     Merritt Lutz has been a Director of SPSS since 1988. He is currently an Advisory Director of Morgan Stanley, managing its strategic technology investments and partnerships. Previously, he was President of Candle Corporation, a worldwide supplier of systems software from 1989 to 1993. Mr. Lutz is a Director of Interlink Electronics, Inc. (NASDAQ: LINK) and three privately held software companies: SendMail, ThruPoint and Business Engine Software. He is a former Director of Information Technology Association of America and the NASD Industry Advisory Committee. Mr. Lutz holds a bachelors and masters degree from Michigan State University.

     Michael Blair has been a Director of SPSS since July 1997. On November 15, 2004, Mr. Blair retired as a payroll business co-leader at Hewitt Associates, Inc., a global human resources outsourcing and consulting firm. He joined Hewitt after Hewitt's 2003 acquisition of Cyborg Systems, Inc. Before assuming that role, Mr. Blair served as the Chairman, Chief Executive, and founder of Cyborg Systems, Inc., a human resource management software company that he founded in 1974. Mr. Blair currently is a director of Computer Corporation of America, Repository Technologies, Inc., Showingtime.com and Delaware Place Bank. He is a board member and past president of the Chicago Software Association and a board member of the Hinsdale Hospital Foundation. Mr. Blair holds a bachelors degree in mathematics with a minor in physics from the University of Missouri.

     Promod Haque has been a Director of SPSS since the merger with ShowCase Corporation in February 2001. Dr. Haque was a Director of ShowCase from March 1992 until the merger with SPSS. He joined Norwest Venture Partners, a venture capital firm, in November 1990 and is currently Managing Partner of Norwest Venture Partners VI, Norwest Venture Partners VII, Norwest Venture Partners VIII and Norwest Venture Partners IX, and General Partner of Norwest Venture Partners V and Norwest Equity Partners IV. Dr. Haque is a Director of several privately held companies. He holds an M.S. and a Ph.D. in electrical engineering from Northwestern University, an M.M. from Northwestern University and a B.S. in electrical engineering from the University of New Delhi, India.

     Kenneth Holec has been a director of SPSS since the merger with ShowCase Corporation in February 2001. Mr. Holec was the President and Chief Executive Officer and a member of the board of directors of ShowCase from November 1993 until the merger with SPSS. From 1985 to 1993, he was President and Chief Executive Officer of Lawson Software, a provider of high-end financial and human resource management software solutions. Currently, Mr. Holec is a Managing Partner at TripleTree, a boutique investment bank, a Director of Stellent, Inc., a maker of Web-based content management products, a Director of SwiftKnowledge and a Director of Talent Networks.

     The Board is divided into three classes serving staggered three-year terms. The director nominees named under "Election of Directors" above are each serving a three-year term expiring at the Annual Meeting. Mr. Noonan, Dr. Haque and Mr. Blair are each serving a three-year term expiring at the 2006 annual meeting. Mr. Lutz and Mr. Holec are each serving a three-year term expiring at the 2007 annual meeting. The executive officers named herein have terms expiring at the next annual meeting or when their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

     The following tables show (a) the compensation paid or accrued by SPSS to the Chief Executive Officer, and each of the executive officers of SPSS, other than the CEO, serving on December 31, 2004 (the "named executive officers") for services rendered to SPSS in all capacities during 2002, 2003 and 2004, (b) information relating to option grants made to the named executive officers in 2004 and (c) certain information relating to options held by the named executive officers. SPSS made no grants of freestanding stock appreciation rights ("SARs") in 2002, 2003 or 2004, nor did SPSS make any awards in 2002, 2003 or 2004 under any long-term incentive plan.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                     ----------------------------------------    ------------------------------------------------
                                                                                           AWARDS             PAYOUTS
                                                                                 --------------------------   -------
                                                                                 RESTRICTED     SECURITIES
                                        SALARY                   OTHER ANNUAL      STOCK        UNDERLYING     LTIP
NAME AND                             COMPENSATION    BONUS       COMPENSATION     AWARD(S)     OPTIONS/SARS   PAYOUTS   ALL OTHER
PRINCIPAL POSITION            YEAR       ($)          ($)            ($)            ($)           (#)(1)        ($)        ($)
------------------            ----   ------------    -----       ------------    ----------    ------------   -------   ---------
Jack Noonan.................  2004      345,000       94,000(2)       None            None       140,000       None        None
  President and Chief         2003      320,000      168,063(3)       None            None        73,144(4)    None        None
  Executive Officer           2002      310,000      159,125          None          55,800(5)     70,000       None        None

Raymond H. Panza,(6)........  2004      335,000(7)    41,750(8)       None            None       190,000       None      10,000(9)
  Executive Vice President,   2003          N/A          N/A           N/A             N/A           N/A        N/A         N/A
  Corporate Operations,       2002          N/A          N/A           N/A             N/A           N/A        N/A         N/A
  Chief Financial Officer
  and Secretary

Edward Hamburg,(10).........  2004      245,000(11)   40,000(12)      None            None        40,000       None        None
  Former Executive Vice       2003      231,000       62,125(13)      None            None        40,979(14)   None        None
  President, Corporate        2002      224,000       59,000          None          55,800(15)    40,000       None        None
  Operations, Chief
  Financial Officer
  and Secretary

Brian Zanghi,(16)...........  2004      280,000(17)   50,000(18)     4,421(19)        None        40,000       None        None
  Former Executive Vice       2003      250,000      102,500(20)     6,190(21)        None        40,000       None        None
  President and Chief         2002      250,000       52,500        72,000(22)        None       145,000       None        None
  Operating Officer

Jonathan Otterstatter.......  2004      245,000       40,000(23)      None            None        80,000       None        None
  Executive Vice President    2003      231,000       61,250(24)      None            None        40,000       None        None
  and Chief Technology        2002      210,000       51,688          None            None        40,000       None        None
  Officer

John Shap...................  2004      240,000       87,541          None            None          None       None        None
  Senior Vice President,      2003      240,000(25)     None          None            None        85,000       None        None
  Worldwide Sales             2002          N/A          N/A           N/A             N/A           N/A        N/A         N/A

---------------
 (1) Amounts reflected in this column are for grants of stock options for Common Stock. No stock appreciation rights have been issued by SPSS.

 (2) $94,000 of the total bonus paid to Mr. Noonan during 2004 represents a bonus earned in fiscal year 2003.

 (3) $38,750 of the total bonus paid to Mr. Noonan during 2003 represents a bonus earned in fiscal year 2002.

 (4) Securities Underlying Options/SARs for Mr. Noonan in fiscal year 2003 include 3,144 "reload" options granted after he surrendered shares of Common Stock to pay the exercise price of his options.

 (5) On February 12, 2002, Mr. Noonan received a grant of 3,000 shares of restricted Common Stock. The value of this restricted Common Stock was determined by multiplying the closing price of the Common Stock on the date of grant ($18.60) by the number of shares of Common Stock underlying the restricted stock award. As of December 31, 2002, the value of this restricted Common Stock, based on the closing price of the Common Stock on that date ($13.99) was $41,970. The restriction on these shares of Common Stock lapsed on January 1, 2003. Dividends on these shares will be paid in accordance with the Company's regular dividend policy.

 (6) Effective as of August 16, 2004, Mr. Panza was appointed by the Board to serve as the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary.

 (7) Mr. Panza's annual base salary is $335,000. However, for the period from August 16, 2004 (the commencement date of Mr. Panza's employment with SPSS) through December 31, 2004, the actual amount of compensation paid by SPSS to Mr. Panza was $125,625.

 (8) $25,000 of the bonus paid to Mr. Panza during fiscal year 2004 represents the first installment of the $100,000 sign-on bonus granted to Mr. Panza in connection with the commencement of his employment with SPSS. The payment terms of this sign-on bonus are set forth in the Mr. Panza's employment agreement described under the section titled "Employment Agreements" below.

 (9) Prior to the commencement of Mr. Panza's employment with SPSS, Mr. Panza provided consulting services to SPSS and received $10,000 in consideration of such services. The terms of the consulting arrangement between SPSS and Mr. Panza are described under the section titled "Consulting Agreements" below.

(10) Dr. Hamburg retired and resigned from his position as the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, effective as of August 16, 2004. Dr. Hamburg continued to serve as an executive officer of SPSS until December 31, 2004. Since January 1, 2005, Dr. Hamburg has served as a non-executive employee of SPSS.

(11) $153,125 of the salary payments made to Dr. Hamburg during fiscal year 2004 represent payments made in consideration of Dr. Hamburg's service as the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary from January 1, 2004 through August 16, 2004. $91,875 of the salary payments made to Dr. Hamburg during fiscal year 2004 represent payments made in consideration of Dr. Hamburg's service as an Executive Vice President of SPSS from August 17, 2004 through December 31, 2004. The terms by which Dr. Hamburg received payments as an Executive Vice President from August 17, 2004 through December 31, 2004 are set forth in Dr. Hamburg's employment agreement described under the section titled "Employment Agreements" below.

(12) $40,000 of the total bonus paid to Dr. Hamburg during 2004 represents a bonus earned in fiscal year 2003.

(13) $14,000 of the bonus paid to Dr. Hamburg during 2003 represents a bonus earned in fiscal year 2002.

(14) Securities Underlying Options/SARs for Dr. Hamburg in fiscal year 2003 include 979 "reload" options granted to him after he surrendered shares of Common Stock to pay the exercise price of his options.

(15) On February 12, 2002, Dr. Hamburg received a grant of 3,000 shares of restricted Common Stock. The value of this restricted Common Stock was determined by multiplying the closing price of Common Stock on the date of grant ($18.60) by the number of shares of Common Stock underlying the restricted stock award. As of December 31, 2002, the value of this restricted Common Stock, based on the closing price of Common Stock on that date ($13.99) was $41,970. The restriction on these shares of Common Stock lapsed on January 1, 2003. Dividends on these shares will be paid in accordance with the Company's regular dividend policy.

(16) Mr. Zanghi resigned from his position as the Company's Executive Vice President and Chief Operating Officer, effective as of July 1, 2004. Mr. Zanghi continued to serve as an employee of SPSS until February 19, 2005.

(17) $140,000 of the salary payments made to Mr. Zanghi during fiscal year 2004 represent payments made in consideration of Mr. Zanghi's service as the Company's Executive Vice President and Chief Operating Officer from January 1, 2004 through July 1, 2004. $140,000 of the salary payments made to Mr. Zanghi during fiscal year 2004 represent payments made in consideration of Mr. Zanghi's service in an executive staff position at SPSS from July 2, 2004 through December 31, 2004. The terms by which Mr. Zanghi received payments for service in an executive staff position at SPSS are set forth in Mr. Zanghi's Employment Separation Agreement and Release described under the section titled "Separation Agreement with Brian Zanghi" below.

(18) $50,000 of the total bonus paid to Mr. Zanghi during 2004 represents a bonus earned in fiscal year 2003.

(19) During 2004, SPSS forgave Mr. Zanghi's obligation to make interest payments in the aggregate amount of $4,421 owed with respect to his indebtedness to NetGenesis Corp. and assumed by SPSS following the merger of the two companies. See the section titled "Transactions with Brian Zanghi," below.

(20) $25,000 of the bonus paid to Mr. Zanghi during 2003 represents a bonus earned in fiscal year 2002.

(21) During 2003, SPSS forgave Mr. Zanghi's obligation to make interest payments in the aggregate amount of $6,190 owed with respect to his indebtedness to NetGenesis Corp. and assumed by SPSS following the merger of the two companies. See the section below titled "Certain Relationships and Related Transactions -- Transactions with Brian Zanghi."

(22) During 2002, SPSS forgave Mr. Zanghi's obligation to make interest payments in the aggregate amount of $7,000 owed with respect to his indebtedness to NetGenesis Corp. and assumed by SPSS following the merger of the two companies. See the section below titled "Certain Relationships and Related Transactions -- Transactions with Brian Zanghi." He received a $65,000 sign-on bonus.

(23) $40,000 of the total bonus paid to Mr. Otterstatter during 2004 represents a bonus earned in fiscal year 2003.

(24) $13,125 of the bonus paid to Mr. Otterstatter during 2003 represents a bonus earned in fiscal year 2002.

(25) Mr. Shap became an employee of SPSS on December 15, 2003. Mr. Shap's annual base salary for 2003 was $240,000. However, for the period from December 15, 2003 (the commencement date of Mr. Shap's employment with SPSS) through December 31, 2003, the actual amount of compensation paid by SPSS to Mr. Shap was $11,000.

     The following table shows the number of options to purchase Common Stock granted to each of the named executive officers during 2004.

                2004 OPTION/STOCK APPRECIATION RIGHTS GRANTS(1)

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                          NUMBER OF     PERCENT OF TOTAL                               AT ASSUMED ANNUAL RATES
                          SECURITIES      OPTIONS/SARS     EXERCISE     LATEST       OF STOCK PRICE APPRECIATION
                          UNDERLYING       GRANTED TO      OR BASE     POSSIBLE          FOR OPTION TERM(6)
                         OPTIONS/SARS     EMPLOYEES IN      PRICE     EXPIRATION     ---------------------------
NAME                      GRANTED(#)          2004          ($/SH)       DATE           5%($)          10%($)
----                     ------------   ----------------   --------   ----------     ------------   ------------
Jack Noonan............     70,000            9.48%         $21.10    02/01/2014(2)   $  928,877     $2,353,958
                            70,000            9.48%          15.98    12/20/2014(3)      703,482      1,782,760
Raymond H. Panza.......    150,000           20.32%          13.82    10/27/2014(4)    1,303,699      3,303,828
                            15,000            2.03%          15.98    12/20/2014(3)      150,746        382,020
                            25,000            3.39%          15.98    12/20/2014(5)      251,243        636,700
Edward Hamburg.........     40,000            5.42%          21.10    02/01/2014(2)      530,787      1,345,119
Brian Zanghi...........     40,000            5.42%          21.10    02/01/2014(2)      530,787      1,345,119
Jonathan
  Otterstatter.........     40,000            5.42%          21.10    02/01/2014(2)      530,787      1,345,119
                            40,000            5.42%          15.98    12/20/2014(3)      401,989      1,018,720
John Shap..............          0             N/A             N/A           N/A             N/A            N/A

---------------
(1) Pursuant to authority granted under the Company's Amended and Restated 2002 Equity Incentive Plan, the Board may grant additional options to certain option holders in the event that such option holders pay the exercise price of their options or any applicable withholding taxes by surrendering shares of Common Stock. In certain cases, the Board has granted "reload" options at the then current market price in an amount equal to the number of shares of Common Stock that the option holder surrendered.

(2) This option grant was made on February 2, 2004 and has a four-year vesting schedule pursuant to which 2.09% of the total option becomes exercisable on March 2, 2004 and an additional 2.09% becomes exercisable at the conclusion of each month thereafter throughout the first, second, third and fourth years following the vesting commencement date.

(3) This option grant was made on December 21, 2004 and has a four-year vesting schedule pursuant to which 2.09% of the total option becomes exercisable on January 21, 2005 and an additional 2.09%
becomes exercisable at the conclusion of each month thereafter throughout the first, second, third and fourth years following the vesting commencement date.

(4) This option grant was made on October 28, 2004 and has a vesting schedule that provides that 25% of the total option will become exercisable on August 16, 2005, an additional 2.09% will become exercisable at the conclusion of each month of the first, second and third calendar years following August 16, 2005 and an additional 1.85% will become exercisable at the conclusion of the final month of the third year following August 16, 2005.

(5) This option grant was made on December 21, 2004 and has a seven-year cliff vesting schedule pursuant to which the option shall vest in full on December 21, 2011, the seventh (7th) anniversary of the grant date. However, this seven-year cliff vesting schedule is subject to acceleration on January 1, 2006 if the Board determines that certain performance criteria were achieved for the year ended December 31, 2005. If vesting is accelerated, the vesting schedule shall be as follows: 25% of the total option will become exercisable on the first anniversary of the grant date, an additional 2.09% of the number of shares originally covered by the option on the first day following the conclusion of each month in the second, third and fourth years following the grant date (other than the final month of the fourth year following the grant date); and an additional 1.85% of the number of shares originally covered by the option on the first day following the conclusion of the final month of the fourth year following the grant date.

(6) In satisfaction of applicable SEC regulations, the table shows the potential realizable values of these options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the term of the options. The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options at the end of the ten-year period starting with their vesting commencement dates, based on the assumptions shown above. Because actual gains will depend upon the actual dates of exercise of the options and the future performance of the Common Stock in the market, the amounts shown in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price which will benefit all stockholders proportionately. Actual gains, if any, on option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and general stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved, or that the stock price will not be lower or higher than projected at five and ten percent assumed annualized rates of appreciation.

        AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES IN 2004 AND
                YEAR-END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                                                            VALUE OF
                                                                        NUMBER OF         UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                        YEAR-END            YEAR-END
                                           SHARES                        (#)(1)            ($)(1)(2)
                                         ACQUIRED ON      VALUE      ---------------    ----------------
                                          EXERCISE      REALIZED      EXERCISABLE/        EXERCISABLE/
                NAME                         (#)        ($)(1)(3)     UNEXERCISABLE      UNEXERCISABLE
                ----                     -----------    ---------    ---------------    ----------------
Jack Noonan..........................      55,000       $139,792     462,684/231,537    $105,695/$37,805
Raymond H. Panza.....................        None            N/A          --/190,000    $     0/$273,000
Edward Hamburg.......................      25,000       $ 78,925      207,309/88,670    $ 45,247/$21,603
Brian Zanghi.........................        None            N/A     115,249/109,751    $ 19,997/$21,603
Jonathan Otterstatter................        None            N/A     127,061/128,995    $130,471/$21,603
John Shap............................        None            N/A       21,250/63,750    $           0/$0

---------------

(1) All information provided is with respect to stock options. No stock appreciation rights have been issued by SPSS.

(2) These amounts have been determined by multiplying the aggregate number of options by the difference between $15.64, the closing price of the Common Stock on the Nasdaq National Market on December 31, 2004, and the exercise price for that option.

(3) These amounts have been determined by multiplying the aggregate number of options exercised by the difference between the closing price of the Common Stock on the Nasdaq National Market on the date of exercise and the exercise price for that option.

COMPENSATION OF DIRECTORS

     During fiscal year 2004, the non-employee directors serving on the Board were entitled to receive cash compensation pursuant to the Company's standard Board compensation arrangement. Pursuant to this standard arrangement, each director received compensation during fiscal year 2004 in the amounts set forth below:

     - The Chairman of the Board was entitled to receive $80,000 annually for services rendered in this capacity. All non-employee directors serving on the Board, including the Chairman, were each entitled to receive $30,000 annually for their Board service. Norman Nie received $110,000 for both his service as Chairman of the Board and his additional Board service during fiscal year 2004. Michael Blair, William Binch, Kenneth Holec, Merritt Lutz, Charles R. Whitchurch and Promod Haque each received $30,000 for Board service during fiscal year 2004.

     - The Chairman of the Audit Committee was entitled to receive $40,000 annually for services rendered in this capacity, and the additional members of the Audit Committee were each entitled to receive $20,000 annually for their service as Audit Committee members. Mr. Whitchurch received $40,000 for his service as the Chairman of the Audit Committee during fiscal year 2004. Mr. Blair and Mr. Binch each received $20,000 for their service as members of the Audit Committee during fiscal year 2004.

     - The Chairman of the Compensation Committee was entitled to receive $10,000 annually for services rendered in this capacity, and the additional members of the Compensation Committee were each entitled to receive $5,000 annually for their service as Compensation Committee members. Mr. Binch received $10,000 for service as the Chairman of the Compensation Committee during fiscal year 2004. Mr. Lutz and Mr. Blair each received $5,000 for their service as members of the Compensation Committee during fiscal year 2004.

     - The members of the Nominating Committee were each entitled to receive $5,000 annually for their service as Nominating Committee members. The Chairman of the Nominating Committee was not entitled to receive any additional compensation for services rendered in this capacity. Dr. Haque and Mr. Lutz each received $5,000 for their service as members of the Nominating Committee during fiscal year 2004.

     In addition to the cash compensation set forth above, during fiscal year 2004, the non-employee directors serving on the Board in July 1, 2004 were entitled to receive an option to purchase 5,000 shares of SPSS Common Stock as a formula grant under the Company's Amended and Restated 2002 Equity Incentive Plan.

     Each director was also reimbursed by SPSS for all reasonable expenses incurred in connection with services provided as a director.

     During 2004, one of the non-employee directors received additional compensation as follows: Norman Nie received compensation in the amount of $140,000 for consulting work on a part-time basis. See the Section titled "Consulting Agreements," below, for further information on compensation paid to Dr. Nie for these services.

EMPLOYMENT AGREEMENTS

     Employment Agreement with Jack Noonan. SPSS amended and restated its employment agreement with Jack Noonan, the Company's President and Chief Executive Officer, effective as of March 1, 2005. This employment agreement provides the terms of Mr. Noonan's employment with SPSS in these capacities.

Unless otherwise terminated, this agreement automatically will renew on a yearly basis. The agreement provides Mr. Noonan with an annual base salary of $345,000 and an annual incentive bonus target equal to $345,000. Mr. Noonan's salary and bonus will be reviewed by the Compensation Committee of the Board on an annual basis. The employment agreement provides participation in the SPSS equity incentive plan on the same terms as other executive officers of SPSS. Mr. Noonan is also entitled to reimbursement for all reasonable business expenses, five (5) weeks paid vacation per year, ten (10) days of sick leave per year and participation in the SPSS employee benefit plans on the same terms as other executive officers of SPSS. In the event SPSS terminates Mr. Noonan's employment without cause or Mr. Noonan terminates his employment for good reason, Mr. Noonan will receive: (i) full salary and benefits during the notice period, (ii) all earned but unpaid salary plus any earned and/or awarded but unpaid cash incentive, (iii) a prorated bonus for the fiscal quarter in which Mr. Noonan's employment was terminated, (iv) accrued vacation pay, (v) reimbursement of expenses, (vi) a lump sum payment equal to eighteen (18) months of base salary and bonus payment, (vii) continued benefits or the functional equivalent thereof for a period of 36 months following his employment, (viii) professional outplacement services, (ix) continued use of a company mobile telephone, company telephone number and voice mail and company e-mail for a period of not less than ninety (90) days, (x) acceptable employment references from SPSS and (xi) immediate accelerated vesting with regard to all previously unvested stock options owned by Mr. Noonan or equivalent compensation for such options. The employment agreement includes a change of control provision which provides that, in the event SPSS is acquired by a private company, Mr. Noonan will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a cash payment by the surviving entity. In the event SPSS is acquired by a public company, Mr. Noonan will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a proportionate share of the transaction consideration to be paid by the surviving entity in connection with the change of control. If Mr. Noonan's employment is terminated without cause, Mr. Noonan resigns for good reason or a constructive termination occurs prior to the one year anniversary of such change of control, Mr. Noonan will be entitled to all amounts (described above) to which he otherwise would be entitled if SPSS terminated his employment without cause. Mr. Noonan has agreed to preserve as confidential all of the SPSS confidential property and to abstain from competing with SPSS during his employment and for a period of one (1) year after his employment ceases. SPSS has agreed to provide Mr. Noonan with directors' and officers' liability coverage both during and after the termination of Mr. Noonan's employment with SPSS (unless Mr. Noonan is terminated for cause).

     Employment Agreement with Raymond H. Panza. Mr. Panza was appointed as the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary effective as of August 16, 2004. SPSS and Mr. Panza subsequently entered into an employment agreement, dated as of August 16, 2004, that provides the terms of Mr. Panza's employment with SPSS in these capacities. Unless otherwise terminated, this agreement automatically will renew on a yearly basis. The agreement provides Mr. Panza with an annual base salary of $335,000 and an annual incentive bonus target equal to no less than 40% of his base salary (with actual payout dependent on SPSS performance measured against defined metrics). Mr. Panza's salary and bonus will be reviewed by the Compensation Committee of the Board on an annual basis. The employment agreement provides for an initial option grant for fiscal year 2004 and continued participation in the SPSS equity incentive plan in future years on the same terms as other executive officers of SPSS. Mr. Panza is also entitled to a one-time sign-on bonus of $100,000 payable in four (4) equal quarterly installments, reimbursement for all reasonable business expenses, five (5) weeks paid vacation per year, ten (10) days of sick leave per year and participation in the SPSS employee benefit plans on the same terms as other executive officers of SPSS. In the event SPSS terminates Mr. Panza's employment without cause or Mr. Panza terminates his employment for good reason, Mr. Panza will receive: (i) full salary and benefits during the notice period, (ii) all earned but unpaid salary plus any earned and/or awarded but unpaid cash incentive, (iii) a prorated bonus for the fiscal quarter in which Mr. Panza's employment was terminated, (iv) accrued vacation pay, (v) reimbursement of expenses, (vi) a lump sum payment equal to eighteen (18) months of base salary and bonus payment,
(vii) continued benefits or the functional equivalent thereof for a period of 36 months following his employment, (viii) professional outplacement services, (ix) any unpaid sign-on bonus, (x) continued use of a company mobile telephone, company telephone number and voice mail and company e-mail for a period of not less than ninety (90) days, (xi) acceptable employment references from SPSS and (xii) immediate accelerated vesting with regard to all previously unvested stock options owned by Mr. Panza or equivalent compensation for such options. The employment agreement includes a change of control provision which provides that, in the event SPSS is acquired by a private company, Mr. Panza will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a cash payment by the surviving entity. In the event SPSS is acquired by a public company, Mr. Panza will be entitled to immediate vesting of all of his outstanding equity incentives and, in exchange for the underlying stock, a proportionate share of the transaction consideration to be paid by the surviving entity in connection with the change of control. If Mr. Panza's employment is terminated without cause, Mr. Panza resigns for good reason or a constructive termination occurs prior to the one year anniversary of such change of control, Mr. Panza will be entitled to all amounts (described above) to which he otherwise would be entitled if SPSS terminated his employment without cause. Mr. Panza has agreed to preserve as confidential all of the SPSS confidential property and to abstain from competing with SPSS during his employment and for a period of one (1) year after his employment ceases. SPSS has agreed to provide Mr. Panza with directors' and officers' liability coverage both during and after the termination of Mr. Panza's employment with SPSS (unless Mr. Panza is terminated for cause).

     Employment Agreement with Edward Hamburg. On August 16, 2004, Edward Hamburg retired and resigned as the Company's Executive Vice President for Corporate Operations, Chief Financial Officer and Corporate Secretary (the "CFO Position"). From August 16, 2004 through December 31, 2004, Dr. Hamburg was employed as an Executive Vice President of SPSS. Effective January 1, 2005 through January 31, 2007, SPSS will employ Dr. Hamburg as a non-executive employee. SPSS and Dr. Hamburg have entered into an employment agreement, dated as of August 16, 2004, setting forth the terms and conditions of his continued employment with SPSS. Under the terms of the agreement, from August 16, 2004 through January 31, 2005, Dr. Hamburg received a monthly salary equal to the monthly amount that he received when serving in the CFO Position. From February 1, 2005 through January 31, 2007, Dr. Hamburg is entitled to receive $17,625 per month for his services. Pursuant to this employment agreement, Dr. Hamburg was eligible to receive a bonus payment under the terms of the SPSS 2004 management bonus plan for all periods ending on or before December 31, 2004. Dr. Hamburg will continue to be eligible to participate in both the SPSS equity incentive program and the SPSS employee benefit plans on the same terms as all other SPSS employees while his employment with SPSS continues. Under the terms of the agreement, Dr. Hamburg's employment with SPSS may be terminated by SPSS for cause or by either SPSS or Dr. Hamburg without cause: (a) upon mutual written agreement; or (b) if Dr. Hamburg accepts employment with another organization. If either SPSS or Dr. Hamburg terminates the employment agreement without cause, Dr. Hamburg will receive a severance payment equal to the sum of the salary payments to which he otherwise would be entitled from the date of such termination through January 31, 2007. The employment agreement includes a change of control provision which provides that, if Dr. Hamburg's employment is terminated by a surviving entity without cause prior to the one (1) year anniversary of such change of control, he will be entitled to: (a) immediate vesting of all outstanding equity incentives owned by him or, in the event SPSS is acquired by a public company, he may choose between immediate vesting or conversion into equity incentives of the surviving company; and (b) a severance payment equal to the severance payment described above that Dr. Hamburg would receive if SPSS terminated his employment without cause. If Dr. Hamburg's employment is not terminated following a change of control, the employment agreement will remain in full force and effect.

CONSULTING AGREEMENTS

     SPSS entered into a consulting arrangement, dated August 2, 2004, with Raymond H. Panza. Pursuant to this consulting arrangement, Mr. Panza provided SPSS with general consulting services, including without limitation, reviewing the Company's financial information, advising the Company's financial department with regard to this financial information and assisting the Company with the structure of its financial department. Mr. Panza received $10,000 from SPSS in consideration of such services. This consulting agreement included the Company's standard restrictions regarding the disclosure of confidential information. This consulting arrangement terminated on August 13, 2004, prior to the commencement of Mr. Panza's employment with SPSS.

     SPSS entered into a consulting agreement (the "Nie Consulting Agreement"), dated as of June 1, 2003, with Norman H. Nie Consulting L.L.C., an Illinois Limited Liability Company ("Nie Consulting"). Pursuant to the Nie Consulting Agreement, Nie Consulting is to provide services to SPSS both to assist SPSS in re-engineering certain of its business processes and to assist SPSS on various matters relating to the Company's business. The Nie Consulting Agreement provides that it shall continue in effect until either Nie Consulting or SPSS gives a written notice of termination at least fifteen (15) days in advance of such termination. The Nie Consulting Agreement also provides that Nie Consulting is to receive monthly compensation in the amount of $10,000 per month, provided that from September 2003 through and including January 2004, Nie Consulting is to receive monthly compensation in the amount of $15,000 per month. In addition, Nie Consulting shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in performing the consulting services. The Nie Consulting Agreement requires that Nie Consulting refrain from disclosing confidential information about SPSS during the term of the Nie Consulting Agreement and for a period of five (5) years after its expiration. In addition, the Nie Consulting Agreement requires Nie Consulting to abstain from competing with SPSS during its consultancy and for a period of one (1) year after the consultancy ceases. During fiscal year 2004, SPSS paid to Nie Consulting compensation in the amount of $140,000 pursuant to this consulting agreement for services rendered during December 2003 and all of fiscal year 2004.

     On December 22, 2004, SPSS amended its consulting agreement with Nie Consulting, effective as of January 1, 2005. The terms of the Amended and Restated Consulting Agreement, dated as of January 1, 2005, between SPSS and Nie Consulting (the "Amended Consulting Agreement") superseded and replaced the terms of the Nie Consulting Agreement. Pursuant to the Amended Consulting Agreement, Nie Consulting will assist SPSS with product management for the SPSS family of products and will assist the SPSS technology group with the development of statements of work and prioritization of new products and features in the areas of statistics, survey research and text mining. The Amended Consulting Agreement provides that Nie Consulting is to receive compensation for these consulting services in the amount of $15,000 per month. In addition, with the advance approval of SPSS's Chief Financial Officer, Nie Consulting shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in performing the consulting services. The Amended Consulting Agreement shall remain in effect from January 1, 2005 until either Nie Consulting or SPSS gives a written notice of termination at least fifteen (15) days in advance of such termination. SPSS and Nie Consulting agree to discuss, on a quarterly basis, whether the services being provided by Nie Consulting are still needed by SPSS. The Amended Consulting Agreement requires that Nie Consulting refrain from disclosing confidential information about SPSS during the term of the Amended Consulting Agreement and for a period of five (5) years after its expiration. In addition, the Amended Consulting Agreement requires Nie Consulting to refrain from engaging in any business that is competitive with the business of SPSS, engaging, in any manner, in the development, sale, marketing, licensing and/or distribution of any software or related product which is directly competitive with SPSS products or engaging with any customers or clients of SPSS during its consultancy and for a period of one (1) year after the consultancy ceases. Nie Consulting has agreed to assign to SPSS title and interest in any inventions developed by Nie Consulting for SPSS or any invention developed by Nie Consulting using SPSS confidential information.

CHANGE OF CONTROL AGREEMENTS

     The Company's employment agreement with each of Jack Noonan, Raymond Panza and Edward Hamburg provides for certain benefits that may be received by the executive officer following a change of control of SPSS. See the section titled "Employment Agreements," above, for a description of these benefits.

     SPSS entered into a change of control agreement with Jonathan Otterstatter on April 25, 2003 and a change of control agreement with John Shap effective as of December 15, 2003. Each of these agreements provides certain benefits to the relevant executive officer if the executive officer is terminated or constructively terminated following a change of control. Each agreement provides that, if the executive officer is terminated without cause or constructively terminated within two years following a change of control, then the executive officer may receive benefits including (a) a severance package equal to the greater of (i) the aggregate cash compensation received in the immediately preceding fiscal year, or (ii) the aggregate cash compensation scheduled to be received during the current fiscal year; (b) the accelerated vesting of all previously unvested options; and (c) participation in the same health and welfare benefits he or she received at any time within 120 days of the change of control for eighteen (18) months following that date of such termination.

SEPARATION AGREEMENT WITH BRIAN ZANGHI

     Mr. Zanghi resigned from his position as the Executive Vice President and Chief Operating Officer of SPSS effective July 1, 2004. In conjunction with this resignation, SPSS and Mr. Zanghi entered into an Employment Separation Agreement and Release, dated as of July 1, 2004. Pursuant to the terms of this agreement, SPSS agreed to employ Mr. Zanghi in an executive staff position at SPSS from July 2, 2004 through July 31, 2005. Under the terms of this agreement, from July 2, 2004 through September 30, 2004, Mr. Zanghi received a monthly salary equal to the monthly base salary that he received when serving as the Company's Executive Vice President and Chief Operating Officer. Under the terms of this agreement, from October 1, 2004 through July 31, 2005, Mr. Zanghi was entitled to receive $23,333.33 per month for his services. Pursuant to the separation agreement, Mr. Zanghi was eligible to receive a bonus payment under the terms of the SPSS management bonus plan for the fiscal quarter ended June 30, 2004. During Mr. Zanghi's employment with SPSS, he was eligible to participate in both the SPSS equity incentive program and certain of the SPSS employee benefit plans. Under the terms of the separation agreement, Mr. Zanghi's employment with SPSS could be terminated by SPSS with or without cause or by Mr. Zanghi (a) upon mutual written agreement with SPSS prior to January 1, 2005 or (b) upon ten (10) days notice after January 1, 2005. If SPSS terminated the separation agreement for cause, Mr. Zanghi would not be entitled to any further payments under the agreement. If SPSS terminated the separation agreement without cause, Mr. Zanghi would be entitled to receive both (a) a payment equal to all of the monthly salary payments that would otherwise be payable to Mr. Zanghi from January 1, 2005 through July 31, 2005 and (b) a severance payment equal to $53,000 after taxes. If Mr. Zanghi terminated the separation agreement, Mr. Zanghi would be entitled to receive both (a) a payment equal to all of the monthly salary payments that would otherwise be payable to Mr. Zanghi from January 1, 2005 through July 31, 2005 and (b) a severance payment equal to $53,000 after taxes. If the separation agreement were to expire on July 31, 2005 according to its terms, Mr. Zanghi would be entitled to receive a severance payment equal to $53,000 after taxes. Under the terms of the separation agreement, within fifteen
(15) days following the termination of Mr. Zanghi's employment with SPSS, Mr. Zanghi was required to pay SPSS the entire outstanding balance of the indebtedness owed by Mr. Zanghi to SPSS. This indebtedness is more fully described below in the section titled "Certain Relationships and Related Transactions -- Transactions with Brian Zanghi." Mr. Zanghi released SPSS from all claims that Mr. Zanghi had, has or may have against SPSS.

     As of February, 2005, pursuant to the terms of this separation agreement, SPSS gave Mr. Zanghi proper notice that SPSS was terminating his employment without cause. SPSS paid to Mr. Zanghi all amounts owed under the separation agreement. In addition, pursuant to the terms of the separation agreement, effective as of February 19, 2005, Mr. Zanghi paid SPSS the entire outstanding balance of the indebtedness owed by Mr. Zanghi to SPSS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William Binch, Michael Blair and Merritt Lutz were directors and members of the Compensation Committee during fiscal year 2004. None of the members of the Compensation Committee has ever been an officer or employee of SPSS or any of its subsidiaries.

REPORT OF THE SPSS COMPENSATION COMMITTEE

To: The Board of Directors and Stockholders of SPSS Inc.:

     During 2003, the Nasdaq National Market, on which our Common Stock trades, amended its listing criteria to implement modified standards of independence for its listed companies' Boards of Directors and Board committees. SPSS maintains a Compensation Committee that satisfies these Nasdaq listing standards. The Company's Compensation Committee establishes and monitors the Company's compensation philosophy and programs to enhance the link between pay and performance.

Compensation Philosophy

     The general objective of the Company's executive compensation program is to help SPSS attract and retain talented executives while at the same time promoting the interests of the Company's stockholders. To meet this objective, the Compensation Committee has endorsed compensation programs for executive officers that place a substantial portion of each executive officer's potential compensation at risk and dependent on a combination of performance criteria which are generally considered to approximate increases in stockholder value over the performance of SPSS. Within this philosophy, the Compensation Committee's key objectives are to:

        1. Offer a total compensation package to the Company's directors and executive officers that is market competitive, taking into account comparable positions at various companies within the Company's "peer group."

        2. Motivate the Company's executive officers to achieve the Company's business objectives by providing annual incentive compensation awards that take into account the Company's overall performance against corporate objectives.

        3. Provide meaningful equity-based, long-term incentives.

Compensation Process and Components

     The components of the Company's compensation program include base salary, cash bonuses and other incentive compensation, stock options and other equity-based compensation as well as other benefit programs. In fiscal year 2004, the Compensation Committee reported to the Board its conclusions regarding compensation for the executive officers, and the Board approved and concurred in these conclusions in all respects. With respect to both Company officers other than the executive officers and other Company employees, the Compensation Committee has determined the framework within which compensation decisions will be made and has delegated to the Company's Chief Executive Officer the authority to make compensation decisions regarding these officers and employees, subject to review and approval by the Compensation Committee.

     Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Compensation Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary. In keeping with the goal of unifying the interests of the Company's executive officers and its stockholders, base salary is designed to represent a relatively small portion of the total compensation that the executives have the potential to earn each year. However, depending upon (i) success in achieving the performance goals which govern the executive officers' right to receive bonuses, and (ii) the extent to which enhanced performance has increased the value of equity-based compensation, base salary could represent a majority of the compensation actually received by an executive officer in any given year.

     Bonus Awards

     Bonus awards recognize an executive officer's contribution to each year's actual operating results as measured against specified performance objectives. For executive officers other than the Chief Executive

Officer, the performance objectives for each executive officer frequently have two components: (a) objectives relating specifically to the individual's job performance; and (b) objectives relating to the Company's overall performance. The relative weight given to each component may vary. When establishing performance objectives relating to the Company's overall performance, the Compensation Committee focuses primarily on financial performance, specifically operating and net income. The amount of bonus compensation paid to the executive officers is determined by comparing actual results to performance objectives established by the Compensation Committee based upon the operating budget approved by the Board of Directors of SPSS for that year. The potential bonus is generally established as a percentage of the executive officer's base salary. The actual percentage of base salary which executives are entitled to receive as bonus compensation will increase or decrease depending on the extent to which the performance objective is achieved. In addition to regular annual bonuses the amount of which are determined in whole or in part by the Company's financial performance, the Compensation Committee from time to time makes special bonus awards to individuals based upon exceptional performance. These special bonuses are not intended to be recurring in nature, they were not taken into account in the design of the Company's executive compensation plan and no specific percentage of any employee's compensation has been allocated to this form of bonus.

     Stock Option Plan

     Stock options are considered an important component of the Company's incentive compensation. Stock options provide the right to purchase, at fair market value on the date of grant, a fixed number of shares of Common Stock during the term of the option, which is typically ten years from the date of grant. Options are also typically subject to vesting provisions which require the recipients continued employment by SPSS for a period of three to five years from the date of grant in order for the recipient to be entitled to the full benefit of the option, although certain options granted to executives with policy-making responsibility provide for accelerated vesting if the Company significantly exceeds its budget projections. In determining the size of the option grants, the Compensation Committee considers the impact of the grants on existing stockholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to and held by executive officers is reviewed and is also considered as a factor in determining the size of current option grants.

Chief Executive Officer Compensation

     The Compensation Committee has established the CEO's base salary and bonus employing largely the same principles described above, except that the amount of the CEO's bonus is purely a function of the financial performance of SPSS measured against the operating and net income goals established by the Compensation Committee and approved by the Board of Directors at the beginning of each year. The Compensation Committee believes that it has established a total compensation package that compares favorably to industry standards. The Compensation Committee considers the total salary and incentive compensation provided to chief executives of companies in the SPSS "peer group," although it does not target a specific percentile range within this group of similar companies in determining the CEO's compensation.

     Mr. Noonan's bonus is determined in the same manner as the other policy-making senior executives, except that no portion of Mr. Noonan's bonus is based on exceptional individual performance. It is the Compensation Committee's view that the CEO's compensation should be based solely on the financial performance of SPSS and that, for the CEO, exceptional individual performance is so closely aligned with SPSS financial performance that the CEO's bonus should be based solely on overall SPSS financial performance.

     In 2004, Mr. Noonan received approximately twice the number of stock options received by the other policy-making senior executives. The Compensation Committee approved the following two stock option grants to Mr. Noonan: (i) a grant of an option to purchase 70,000 shares at $21.10 per share effective February 2, 2004 and (ii) a grant of an option to purchase 70,000 shares at $15.98 per share on December 21, 2004. These options will vest ratably over a four-year vesting schedule, beginning at the conclusion of the first month following the grant date. These options were granted with the same vesting schedule applied to options granted to other named executive officers, which vesting schedule was deemed appropriate by the Compensa-tion Committee. The Compensation Committee determined that the level of options granted to Mr. Noonan was appropriate given the importance of his contributions to the Company. In recommending these grants, the Compensation Committee also considered that such grants would further the Company's policy of seeking to align the interests of its senior executives with those of its stockholders.

Tax Considerations

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to SPSS and to the executive officers of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, SPSS will not necessarily and in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of SPSS under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          COMPENSATION COMMITTEE OF SPSS INC.

                                          William Binch
                                          Michael Blair
                                          Merritt Lutz

INFORMATION CONCERNING THE BOARD

Meetings

     The Board held nine (9) meetings during 2004, including both regular and special meetings, and took action by written consent on one (1) additional date. During 2004, no Director attended fewer than 75% of the aggregate of all Board meetings, and all meetings of the Board committees of which he was a member, held while serving as a Director.

     The Board maintains a policy that all Directors are strongly encouraged to attend each of the Company's Annual Meetings of Stockholders. A copy of this policy is posted on the Company's website at http://www.spss.com. In 2004, all of the members of the Board attended the Annual Meeting of Stockholders in person or by telephone. In accordance with the new rules established by the Nasdaq National Market, on the date of each regularly scheduled Board meeting, the independent directors attend an executive session at which only the independent Board members are present.

Director Independence

     Each year, the Board reviews the relationships that each member of the Board has with SPSS. A Board member qualifies as an "independent director" if
(a) the Board member does not maintain any of the specified relationships that prevent independence under the Nasdaq National Market listing standards and (b) the Board determines that such Board member has no relationship which would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The Board has determined that the following directors qualify as independent directors during fiscal year 2005: Charles R. Whitchurch, Michael Blair, William Binch, Kenneth Holec, Merritt Lutz and Promod Haque. The Board concluded that none of these directors possess the specified relationships that prevent independence under the Nasdaq National Market listing standards and none of these directors has any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Because of their relationships with SPSS, Jack Noonan and Norman Nie have not been deemed to be independent directors.

Committees

     During 2004, the Board maintained the following standing committees:

     Audit Committee. During 2004, the members of the Audit Committee were Charles R. Whitchurch, Michael Blair and William Binch. The Board has determined that each of Mr. Whitchurch, Mr. Blair and Mr. Binch has sufficient knowledge and literacy in financial and accounting matters to serve on the Audit Committee. The Board has also determined that Mr. Whitchurch, the chairman of the Audit Committee, qualifies as an "audit committee financial expert." Each of Mr. Whitchurch, Mr. Blair and Mr. Binch qualifies as independent under the applicable rules. The Board has determined that each of Mr. Whitchurch, Mr. Blair and Mr. Binch satisfies the definition of independence under both the Nasdaq National Market listing standards and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Board made each of the above determinations based on information that the Company requested from each member of the Audit Committee.

     The Audit Committee met thirty-three (33) times during the fiscal year ended December 31, 2004. These meeting included regular Audit Committee meetings and special Audit Committee meetings called in connection with the Audit Committee investigation conducted during 2004. The purpose of the Audit Committee is to oversee the accounting and financial reporting process of SPSS and the Company's financial audits. The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board. This charter specifies that the functions of the Audit Committee include (a) assisting the Board in its oversight of the quality and integrity of the Company's internal controls over financial reporting and internal audit function, (b) the appointment, replacement, compensation and oversight of the Company's independent auditors, (c) approving services provided by the Company's independent auditors before those services are rendered and evaluating the possible effect the performance of such services will have on the auditors' independence (d) reviewing the Company's financial disclosure documents and discussing these documents with both management and the Company's independent auditors prior to public release, (e) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (f) discussing with management the Company's process for managing business and financial risk and (g) assisting the Company in complying with significant applicable legal, ethical and regulatory requirements. No amendments were made to the Audit Committee Charter during fiscal year 2004. A complete copy of the Audit Committee Charter is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Audit Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     Compensation Committee. During 2004, the members of the Compensation Committee were William Binch, Michael Blair and Merritt Lutz. Each of Mr. Binch, Mr. Blair and Mr. Lutz qualifies as independent under the Nasdaq National Market listing standards.

     The Compensation Committee met six (6) times during the fiscal year ended December 31, 2004 and took action by written consent on seven (7) additional dates. The Compensation Committee operates under a written charter adopted by the Compensation Committee and ratified by the Board. This charter specifies that the functions of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions, (b) reviewing director compensation and recommending changes, as appropriate, (c) evaluating the Chief Executive Officer's performance and establishing a compensation package for the CEO based on such performance, (d) developing an executive compensation structure for the Company's other senior executive officers, (e) reviewing compensation decisions made by the Company's Chief Executive Officer with respect to other officers and employees of the Company and (f) reviewing and administering the Company's Amended and Restated 2002 Equity Incentive Plan. No amendments were made to the Compensation Committee Charter during fiscal year 2004. A complete copy of the Compensation Committee Charter is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Compensation Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     Nominating Committee. During 2004, the members of the Nominating Committee were Merritt Lutz and Promod Haque. Each of Mr. Lutz and Mr. Haque qualifies as independent under the Nasdaq National Market listing standards.

     The Nominating Committee met one (1) time during the fiscal year ended December 31, 2004 and took action by written consent on one (1) additional date. The Nominating Committee operates under a written charter adopted by the Nominating Committee and ratified by the Board. This charter specifies that the functions of the Nominating Committee include: (a) establishing criteria for selecting new Board members, (b) reviewing the qualifications, participation and contribution of incumbent Board members, (c) establishing criteria for selecting members of the Board committees and (d) recommending slates of directors to be elected as members of each Board committee. No amendments were made to the Nominating Committee Charter during fiscal year 2004. A complete copy of the Nominating Committee Charter is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Nominating Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     In carrying out its responsibilities regarding director nominations, the Nominating Committee will consider candidates suggested by SPSS stockholders. No changes have been made to the procedures by which SPSS stockholders may recommend nominees to the Board. Suggestions for candidates must be made by writing to the Nominating Committee, care of the Secretary of the Company at the Company's principal executive offices. Nominations must be submitted in a manner consistent with the Company's By-laws. The Company will furnish a copy of the By-laws to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices. Each candidate suggestion made by an SPSS stockholder must include the following:

     - the candidate's name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

     - all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

     - a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director if elected; and

     - a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

     The Nominating Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. The Nominating Committee has not received any stockholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

     Each Board nominee must, at a minimum, meet the criteria that the Nominating Committee believes must be met by all members of the Board. Members of the Board must:

     - have strength of character, the highest professional and personal ethics, and values consistent with the longstanding values of the Company;

     - have broad business or other experience that will increase the overall effectiveness of the Board and allow insight based on experience;

     - be committed to enhancing stockholder value; and

     - have sufficient time to carry out their duties.

     In evaluating candidates for membership on the Board, the Nominating Committee considers each of the above factors. In addition, the Nominating Committee takes into account issues of integrity, judgment, independence, financial literacy and the extent to which a particular candidate would fill a present need on the Board.

     The Nominating Committee also reviews and determines whether existing members of the Board should be nominated for reelection based on the needs of the Board. William Binch, Norman Nie and Charles R. Whitchurch constitute the members of the class with a term that expires at the Annual Meeting. The Nominating Committee has nominated Messers. Binch, Nie and Whitchurch for reelection to the Board at the Annual Meeting. The full Board has ratified the nomination of these incumbent directors.

     The Nominating Committee's process for identifying and evaluating Board nominees includes a regular review of the size and composition of the full Board. In the event that vacancies on the Board are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may be suggested to the Nominating Committee through current members of the Board, management, stockholders and other appropriate sources. The Nominating Committee evaluates all of these candidates using the qualifications and standards discussed above. The Nominating Committee evaluates candidates at regular or special meetings called at any point during the year.

Stockholder Communications with the Board

     The Board has implemented a process pursuant to which SPSS stockholders may send communications to the Board. This policy, titled "Stockholder Communications with the Board of Directors," was unanimously approved by the Company's independent directors. No amendments were made to this policy during fiscal year 2004. A copy of this policy is posted on the Company's website at http://www.spss.com.

     Pursuant to this policy, SPSS stockholders may, at any time, direct communications to the Board through the Board's Audit Committee. The contact information for each Audit Committee member is listed in the policy. A stockholder communication may be submitted on an anonymous basis.

     After a stockholder communication is submitted to the Audit Committee, the Audit Committee will respond in the following manner. Within five (5) business days following the receipt of a stockholder communication, the Audit Committee will hold a meeting via telephone to initiate a preliminary evaluation of the stockholder communication and may consult, as appropriate, with any advisors to the Audit Committee. If no further investigation or discussion is required, the Audit Committee will (a) report the contents of the stockholder communication and the Audit Committee's response to the entire Board at the next regularly scheduled Board meeting; and (b) respond to the Stockholder Communication in writing, if the stockholder communication requests a written response and provides a clear and accurate mailing address to which such response should be directed. If the Audit Committee determines that the stockholder communication warrants further investigation, the Audit Committee will (a) proceed with a further investigation of the matters raised by the stockholder communication;
(b) maintain an official record of each investigation, (c) upon completion of the investigation, inform the Board (through written correspondence or at a meeting of the Board) of its conclusion and recommended course of action; and
(d) follow the procedures set forth in the SPSS Code of Business Conduct and Ethics in taking any necessary remedial action. In addition to this policy, at each Annual Meeting of Stockholders, SPSS stockholders will have the opportunity to direct questions to the Board.

REPORT OF THE SPSS AUDIT COMMITTEE

     The Audit Committee of the Board consists of three (3) independent directors, as required by the Nasdaq National Market listing standards. The members of the Audit Committee are Charles R. Whitchurch, William Binch and Michael Blair. The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board.

     The Audit Committee is responsible for overseeing and monitoring management's implementation of the Company's accounting and financial reporting process and financial audits. In discharging its oversight role, the Audit Committee reviewed the audited consolidated financial statements of SPSS as of and for the year ended December 31, 2004. Management of SPSS is responsible for the Company's consolidated financial statements and reporting process, including the system of internal controls. KPMG LLP, the Company's registered independent public accounting firm for fiscal year 2004, is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee also has reviewed and discussed with management, the Company's internal auditors and KPMG management's report and KMPG's report and attestation on internal control over financial reporting as of December 31, 2004 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee also met and held discussions with each of management, the Company's internal auditors and KPMG the Company's independent auditors for fiscal year 2004. The Audit Committee reviewed and discussed the Company's consolidated financial statements with management and KPMG, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee met privately with KPMG, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee received from KPMG the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with KPMG its independence from SPSS and its management. The Audit Committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management, the internal auditors and KPMG, and the Audit Committee's review of management's representations and KPMG's disclosures made to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     The Audit Committee has selected Grant Thornton LLP as the Company's independent auditors for fiscal year 2005.

                                          BY THE AUDIT COMMITTEE

                                          Charles R. Whitchurch
                                          William Binch
                                          Michael Blair

PERFORMANCE GRAPH

     The following graph shows the changes in $100 invested since December 31, 1999, in the Company's Common Stock, the Nasdaq 100 Stocks Index and Goldman Sachs Software Index, a specialized industry focus group, assuming that all dividends were reinvested.

                              (PERFORMANCE GRAPH)


                                    12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003   12/31/2004
  SPSS (NASDAQ SPSS)                 $100.00       $87.37       $70.30       $55.41       $70.81       $61.94
  NASDAQ 100 Stock Index             $100.00       $63.89       $42.58       $26.67       $39.90       $43.68
  Goldman Sachs Software Index       $100.00       $54.62       $35.31       $19.80       $29.71       $33.74

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions with Norman Nie. Norman Nie, the Chairman of the Board of Directors of SPSS, received $140,000 for consulting work on a part-time basis through Nie Consulting. In addition, Dr. Nie is the Co-Chairman of the Board of Directors of Knowledge Networks, Inc. and owns approximately 2.1% of the outstanding stock of Knowledge Networks. Knowledge Networks utilizes SPSS products in the ordinary course of its business. During fiscal year 2004, Knowledge Networks paid to SPSS a total of $77,907 as consideration for licenses of certain SPSS products. SPSS licensed these products to Knowledge Networks on terms equivalent to those offered to other SPSS customers. No single transaction with Knowledge Networks was deemed to be material. Dr. Nie did not receive and will not receive any direct remuneration in connection with the Company's transactions with Knowledge Networks.

     Transactions with LexiQuest, S.A. On January 31, 2002, SPSS acquired all of the issued and outstanding shares of stock of LexiQuest, S.A., a corporation organized under the laws of France, pursuant to a Stock Purchase Agreement between SPSS, LexiQuest and the shareholders of LexiQuest. Norman Nie, the Chairman of the Board of Directors of SPSS, was both a shareholder of and the Chairman of the Board of Directors of LexiQuest. The aggregate purchase price for all of the issued and outstanding shares of capital stock of LexiQuest was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent components. The guaranteed portion of the purchase price consisted of a payment of $2,500,000. The contingent payments were capped at a total of $1,500,000, if fully earned during fiscal years 2002 and 2003. No contingent payments were earned for fiscal year 2002 or fiscal year 2003. The guaranteed portion of the purchase price was placed into escrow with Bank One, N.A. (f/k/a American National Bank and Trust Company of Chicago) pursuant to an Escrow Agreement between SPSS, Oak Investment Partners (the LexiQuest shareholder representative) and Bank One. That portion of the escrow fund not necessary to satisfy indemnification claims was to be distributed among the former LexiQuest shareholders, in accordance with their former proportionate ownership of LexiQuest stock. In accordance with the Escrow Agreement, a portion of the escrow funds were distributed to the former LexiQuest shareholders at the end of the escrow period in 2003. The balance of the escrow funds were held in escrow because SPSS made a claim against such funds for indemnification under the Stock Purchase Agreement. In the second fiscal quarter of 2004, SPSS and Oak determined that SPSS should receive $671,049 of the funds that remain in escrow. The balance was distributed among the former LexiQuest shareholders. In exchange for his shares of LexiQuest stock, Dr. Nie was entitled to receive less than 1% of any distribution made from the escrow fund.

     Transactions with netExs LLC. On June 20, 2002, SPSS acquired all of the assets of netExs LLC, a Wisconsin limited liability company. Jonathan Otterstatter, the Executive Vice President and Chief Technology Officer of SPSS, was a member of the Board of Managers of netExs. The aggregate purchase price of the netExs assets was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent components. The guaranteed portion of the purchase price consisted of a payment of $1,000,000. Under the terms of the Asset Purchase Agreement, the contingent payments were capped at a total of $1,450,000 if fully earned during fiscal years 2003, 2004 and 2005. No contingent payments were earned for fiscal year 2003. In June 2004, SPSS and netExs agreed that SPSS would pay the sum of $400,000 in full satisfaction of all obligations under the Asset Purchase Agreement, including without limitation, the contingent payments, and in full settlement of certain claims asserted by netExs. Mr. Otterstatter did not receive and will not receive any remuneration in connection with the transaction.

     Transactions with Saama Technologies, Inc. William Binch, a member of the Board, is also a member of the board of directors of Saama Technologies, Inc. The Company receives various product technology and development services from Saama Technologies, Inc. During fiscal years 2003 and 2004, the Company paid $239,000 and $756,000, respectively, as consideration to Saama Technologies, Inc. for these services. Mr. Binch did not receive and will not receive any direct remuneration in connection with the Company's transactions with Saama Technologies, Inc.

     Transactions with Brian Zanghi. Brian Zanghi joined SPSS as its Executive Vice President and Chief Operating Officer following the merger of SPSS and NetGenesis Corp. in December 2001. At the time of the merger, Mr. Zanghi was indebted to NetGenesis in the amount of $100,000 which had been previously approved by the NetGenesis board of directors. SPSS became the payee with respect to this $100,000 indebtedness as a result of the merger. SPSS agreed that this principal amount would be paid to SPSS with an interest rate equal to the prime rate on the first day of each fiscal year. At the time of the merger, SPSS also agreed (a) to forgive all interest payments owed by him at the end of each year, (b) to require him to pay all taxes owed on the forgiveness of these interest payments at the end of each year and (c) to allow him to repay the indebtedness through the allocation toward this debt of 35% of the net bonus payments made to him by SPSS. Neither this indebtedness nor the method of repayment has been amended or modified since June 2002.

     During 2004, Mr. Zanghi chose not to automatically allocate a portion of his bonus compensation toward the repayment of the indebtedness, and, instead, chose to repay the portion of the indebtedness owed for fiscal year 2004 as a lump-sum payment to SPSS. Following this payment, the outstanding principal balance on the loan was $52,629.82. As of February 19, 2005, pursuant to the terms of the Employment Separation Agreement and Release between SPSS and Mr. Zanghi, SPSS terminated Mr. Zanghi's employment with SPSS without cause. Pursuant to the terms of this separation agreement, effective February 19, 2005, Mr. Zanghi paid SPSS the entire outstanding balance of the indebtedness owed by Mr. Zanghi to SPSS. This Employment Separation Agreement and Release is described above in the section titled "Separation Agreement with Brian Zanghi."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of May 2, 2005, the number and percentage of shares of Common Stock beneficially owned by:

     - each person known by SPSS to own beneficially more than five percent of the outstanding shares of Common Stock;

     - each director of SPSS;

     - each named executive officer of SPSS; and

     - all directors and executive officers of SPSS as a group.

     Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                    SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
Norman H. Nie, individually, as Trustee of the Nie Trust and as a Director and President of the Norman and Carol Nie
  Foundation, Inc.(1)(18)...................................    805,286     4.51%
Brown Capital Management, Inc.(2)(18).......................  2,109,575    11.85%
T. Rowe Price Associates, Inc.(3)(18).......................  2,050,703    11.52%
Daruma Asset Management, Inc.(4)(18)........................  1,157,600     6.50%
Jack Noonan(5)(18)..........................................    536,217     2.93%
Raymond H. Panza(6)(18).....................................      1,876        *
Edward Hamburg(7)(18).......................................    268,668     1.49%
Brian Zanghi(8)(18).........................................    105,715        *
Jonathan Otterstatter(9)(18)................................    193,866     1.08%
John Shap(10)(18)...........................................     32,813        *
Merritt M. Lutz(11)(18).....................................     70,000        *
Michael D. Blair(12)(18)....................................     65,833        *
Promod Haque(13)(18)........................................    981,499     5.50%
William Binch(14)(18).......................................     45,000        *
Kenneth Holec(15)(18).......................................    136,864        *
Charles R. Whitchurch(16)(18)...............................     10,555        *
All directors and executive officers as a group (11
  persons)(17)..............................................  2,879,809    15.25%

---------------

  * The percentage of shares beneficially owned does not exceed one percent of the Common Stock.

 (1) Includes 70,000 shares through options exercisable within 60 days; 75,933 shares held of record by the Norman and Carol Nie Foundation, Inc.; and 659,353 shares held by the Norman H. Nie Revocable Trust, dated November 15, 1991. Dr. Nie shares voting and investment power over the 75,933 shares held by the Nie Foundation with Carol Nie.

 (2) Brown Capital Management, Inc. is the beneficial owner of 2,109,575 shares of Common Stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Brown's
     Schedule 13G/A dated December 31, 2004 and filed with the SEC on February 9, 2005.

 (3) T. Rowe Price Associates, Inc. is the beneficial owner of 2,050,703 shares of Common Stock and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. This information was taken from T. Rowe Price's Schedule 13G/A dated February 14, 2005 and filed with the SEC on February 14, 2005.

 (4) Daruma Asset Management, Inc. is the beneficial owner of 1,157,600 shares of Common Stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Daruma's Schedule 13G/A dated August 31, 2004 and filed with the SEC on August 31, 2004.

 (5) Includes 498,673 shares through options exercisable within 60 days.

 (6) Includes 1,876 shares through options exercisable within 60 days.

 (7) Includes 222,806 shares through options exercisable within 60 days.

 (8) Includes 102,705 shares through options exercisable within 60 days.

 (9) Includes 147,886 shares through options exercisable within 60 days and 333 shares registered in the name of each of Mr. Otterstatter's three minor children.

(10) Includes 31,909 shares through options exercisable within 60 days.

(11) Includes 70,000 shares through options exercisable within 60 days.

(12) Includes 65,000 shares through options exercisable within 60 days.

(13) Includes 45,000 shares through options exercisable within 60 days. Dr. Haque's beneficial ownership also includes 631,044 shares held by Norwest Equity Partners IV, L.P. and 305,455 shares held by Norwest Equity Partners V, L.P. Dr. Haque, one of the Company's directors, is a general partner of Norwest Equity Partners IV, L.P. and a general partner of Norwest Equity Partners V, L.P. He shares voting and dispositive power shares held by the Norwest funds with other general and managing partners of the Norwest funds.

(14) Includes 45,000 shares through options exercisable within 60 days.

(15) Includes 91,000 shares through options exercisable within 60 days and 3,500 shares registered in the name of each of Mr. Holec's three children.

(16) Includes 10,555 shares through options exercisable within 60 days.

(17) Includes 1,076,899 shares through options exercisable within 60 days. This calculation does not include the options exercisable by Dr. Hamburg or Mr. Zanghi because, as of May 2, 2005, neither Dr. Hamburg nor Mr. Zanghi was serving as an executive officer of SPSS.

(18) The business address of each of Dr. Nie, Mr. Noonan, Mr. Panza, Dr. Hamburg, Mr. Zanghi, Mr. Otterstatter, Mr. Shap, Mr. Binch and Mr. Blair is the office of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606. The business address for Mr. Lutz is the office of Morgan Stanley Dean Witter & Co., 750 Seventh Avenue, 16th Floor, New York, New York 10019. The business address for Dr. Haque is Norwest Venture Partners, 525 University Avenue, Suite 800, Palo Alto, California 94301. The business address for Mr. Whitchurch is the office of Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061. The business address for Mr. Holec is the office of TripleTree LLC, 7601 France Avenue South, Suite 150, Edina, MN 55435. The business address for the T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The business address for Daruma Asset Management, Inc. is 80 West 40th Street, 9th Floor, New York, New York 10018. The business address for Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

                                 PROPOSAL NO. 2

     APPROVAL OF THE ADOPTION OF THE SPSS INC. EMPLOYEE STOCK PURCHASE PLAN

     On April 28, 2005, the Board established the SPSS Inc. Employee Stock Purchase Plan (the "Purchase Plan") so that SPSS employees may share in the Company's growth by acquiring or increasing their proprietary interest in SPSS. The Purchase Plan is designed to encourage eligible employees to remain employed with the Company. The Board unanimously approved the Purchase Plan. The SPSS stockholders are now being asked to approve and adopt the Purchase Plan.

     Approval of the Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A broker who is a member of the New York Stock Exchange may not vote on the adoption of or a material amendment to an equity compensation plan without instruction from the beneficial owner of the shares held by such broker. Although the Common Stock is listed on the Nasdaq National Market, SPSS stockholders' brokers may be members of both the Nasdaq and the NYSE, and, as such, this rule may preclude these brokers from voting on this Proposal No. 2 without specific instruction.

     The principal features of the Purchase Plan are summarized below. This summary is qualified in its entirety by reference to the Purchase Plan, itself, attached as Appendix A to this Proxy Statement.

ADMINISTRATION

     The Compensation Committee of the Board administers the Purchase Plan and has full authority to both interpret and construe any provision of the Purchase Plan and the rights granted under it. The Compensation Committee may also adopt rules and regulations to carry out the Purchase Plan as it deems necessary and appropriate, so long as any such rules and regulations are applied on a uniform basis to all eligible employees. Any action which may be taken by the Compensation Committee under the Purchase Plan may be taken instead by the full Board.

ELIGIBILITY AND PARTICIPATION

     Generally, an employee who is employed by the Company (or by any subsidiary) on the first day of a contribution period and who is employed more than twenty (20) hours per week and more than five (5) months in any calendar year is eligible to participate in the Purchase Plan. However, an employee will not be eligible to participate in the Purchase Plan if: (i) upon receipt of an option under the Purchase Plan, the employee would own, directly or indirectly, Common Stock constituting five percent (5%) or more of the total combined voting power of the equity securities of the Company, its parent or its subsidiaries; or (ii) upon receipt of an option under the Purchase Plan, the option granted to the employee would permit the employee's right to purchase shares of Common Stock under the Purchase Plan, and under any other Section 423(b) employee stock purchase plans of SPSS, its parent or any subsidiary, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of the Annual Meeting, approximately 1,230 employees will be eligible to participate in the Purchase Plan. The Company receives continued service by the eligible employees as consideration for the opportunity to participate in the Purchase Plan.

SHARE RESERVE AND ADJUSTMENT

     Upon adoption of the Purchase Plan, 500,000 shares of Common Stock will be authorized for issuance over the term of the Purchase Plan. The market value of the Common Stock on May 2, 2005 was $15.93 per share. In the event any change is made to the outstanding shares of Common Stock by reason of a recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, (a) appropriate adjustments will be made to the maximum number, class and/or price of securities issuable under the Purchase Plan, (b) appropriate adjustments will be made to the maximum number, class and/or price of securities purchasable per participant and in the aggregate on any one purchase date, and
(c) upon exercising an option and purchasing the underlying shares of Common Stock, a participant will receive the benefit of any dividend declared on the shares of the underlying Common Stock. Such adjustments will be made in order to prevent the dilution or enlargement of benefits under the Purchase Plan.

PURCHASES UNDER THE PURCHASE PLAN

     Shares of Common Stock are offered for purchase under the Purchase Plan through a series of contribution periods. The contribution periods are six-month periods extending from January 1 through June 30 and July 1 through December 31 of each year. During contribution periods, participants accrue the right to purchase shares of Common Stock based upon how much of their earnings they elect to withhold under the Purchase Plan. Employees will be eligible to participate in each contribution period in which they qualify as an eligible employee on the first day of the contribution period.

     On the first day of each contribution period, SPSS will grant each Purchase Plan participant an option to purchase, on the last day of the contribution period, a maximum of 4,000 shares of Common Stock. Each participant who continues to qualify as an eligible employee at the end of the contribution period will be entitled to exercise the option to the extent of the participant's accumulated payroll deductions for such contribution period. In the event that a participant's accumulated payroll deductions on the last day of the contribution period would enable the participant to purchase more than 4,000 shares of Common Stock, the excess of the amount of payroll deductions over the aggregate purchase price of 4,000 shares of Common Stock shall be promptly refunded to the participant by SPSS, without interest.

     Employees who participate in the Purchase Plan may elect to have between one percent (1%) and fifteen percent (15%) of their gross earnings withheld and applied to the purchase of shares of Common Stock on the last day of each contribution period. The payroll deductions are allowed only in whole-number increments. Deductions from a participant's gross earnings may not be increased or decreased during a contribution period, though the participant may withdraw from the Purchase Plan.

     The purchase price per share of Common Stock will equal the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the contribution period, or (ii) 85% of the fair market value of the Common Stock on the last business day of the contribution period.

     Each participant who continues to qualify as an eligible employee on the last business day of a contribution period will be deemed to have automatically exercised its option on the last business day of the contribution period and will be deemed to have purchased from SPSS the number of full shares of Common Stock as the participant's payroll deductions will pay for on such date, subject to the 4,000-share purchase limit. If a participant does not qualify as an eligible employee on the last business day of a contribution period, the participant will be ineligible to exercise the option. Unused payroll deductions remaining in a participant's account on the last business day of a contribution period will be refunded to the participant, without interest.

     Options will not be granted under the Purchase Plan until SPSS stockholders approve the Purchase Plan and the Company registers the shares available for issuance under the Purchase Plan with the Securities and Exchange Commission.

COMMENCEMENT OF PARTICIPATION IN THE PURCHASE PLAN

     An eligible employee may commence participation in the Purchase Plan by delivering to SPSS a payroll deduction authorization form at least fifteen (15) days prior to the commencement of the contribution period in which the eligible employee would like to commence participation in the Purchase Plan. SPSS will deduct the amount elected by the participant from the participant's pay and will accumulate and hold, for each participant's account, the amount deducted. No interest will be paid on the amounts accumulated and held by SPSS.

WITHDRAWAL

     Participants may withdraw from the Purchase Plan, in whole but not in part, at any time prior to the last business day of a contribution period by delivering a withdrawal notice to SPSS at least fifteen (15) days prior to the termination of the contribution period. Upon receipt of a withdrawal notice, SPSS will promptly refund the entire balance of the former participant's deductions not previously used to purchase shares of Common Stock under the Purchase Plan. To re-enter the Purchase Plan, an eligible employee who has previously withdrawn must file a new payroll deduction authorization form.

STOCKHOLDER RIGHTS AND PURCHASE RIGHT TRANSFERABILITY

     Neither the granting of an option to a participant nor the deductions from the participant's pay will qualify the participant to receive any stockholder rights with respect to shares of Common Stock covered by an option until the shares of Common Stock have actually been purchased on the participant's behalf in accordance with the provisions of the Purchase Plan. The participant's option is exercisable only by the participant and is not assignable or transferable by the participant.

AMENDMENT AND TERMINATION

     The Compensation Committee may amend the Purchase Plan at any time. However, without the approval of SPSS stockholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Purchase Plan, (ii) materially modify the requirements for eligibility to participate in the Purchase Plan, (iii) affect any right or obligation with respect to any grant previously made, unless required by law, or (iv) cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934 to become inapplicable to the Purchase Plan.

     Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earlier of (a) April 28, 2015 or (b) the date on which all shares of Common Stock available for issuance under the Purchase Plan have been purchased under the Purchase Plan. If, on any particular date, the aggregate number of shares of Common Stock to be purchased pursuant to outstanding options under the Purchase Plan exceeds the number of shares of Common Stock available for issuance under the Purchase Plan, the available shares of Common Stock will be allocated among Purchase Plan participants on a uniform and nondiscriminatory basis, and excess payroll deductions of each participant will be refunded without interest.

NEW PURCHASE PLAN BENEFITS

     The benefits that might be received by employees under the Purchase Plan cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of the Common Stock in future periods.

FEDERAL INCOME TAX CONSEQUENCES

     Purchase rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment pursuant to the provisions of Section 423 of the Code. A participant will be taxed on the amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Until the participant disposes of shares of Common Stock acquired under the Purchase Plan, no other event will trigger income tax due and owing.

     If the stock is disposed of at least two (2) years after the participant received the purchase right pursuant to which the stock was purchased and at least one (1) year after the stock is transferred to the participant, or if the participant dies while holding stock acquired under the Purchase Plan, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) the excess of the fair market value of the stock as of the date the purchase right was granted over the purchase price will be treated as ordinary income. Any additional gain or loss will be taxed as a long term capital gain or loss. The Company is not entitled to a corresponding deduction for the amount treated as ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. Any additional gain or loss will be treated as long-term or short-term capital gain or loss depending on the length of time the employee has held the stock after purchase. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant for such disposition. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                      VOTE IN FAVOR OF THE ADOPTION OF THE
                     SPSS INC. EMPLOYEE STOCK PURCHASE PLAN

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On May 9, 2005, the Audit Committee of the Board of Directors engaged Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent accountants for the fiscal year ending December 31, 2005. KPMG LLP ("KPMG") had served as the Company's independent accountants for the fiscal year ended December 31, 2004.

     On May 6, 2005, the Audit Committee of the Board of Directors of the Company dismissed KPMG as the Company's independent accountants.

     The audit reports of KPMG on the Company's financial statements as of and for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report states that "as discussed in Note 1 to the consolidated financial statements, effective July 1, 2003, the Company adopted SFAS No. 150, 'Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.' "

     As described in the Company's Annual Report on Form 10-K for fiscal year 2004 filed with the Securities and Exchange Commission (the "SEC") on March 16, 2005, as amended by a Form 10-K/A filed with the SEC on April 22, 2005 (collectively, the "2004 Annual Report"), the audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effects of the material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified as of December 31, 2004, and included in management's assessment:

  REVENUE

    The Company identified a material weakness in its internal control over financial reporting related to revenue resulting from the aggregation of the following deficiencies:

     - The Company's review of software contracts was not sufficiently documented and did not identify certain non-standard contract terms which required further analysis to ensure compliance with U.S. generally accepted accounting principles;

     - Certain deferred revenue account reconciliations lacked adequate documentation and analysis of reconciling items and, in international locations, lacked an appropriate review;

     - The Company's documentation of controls over the completeness and accuracy of product shipments from international third-party fulfillment centers was insufficient;

     - The Company's documentation of controls for information technology applications ensuring completeness, existence, and accuracy of revenue and deferred revenue was insufficient;

     - The Company's international revenue recognition policy was not comprehensive; and

     - The Company's analyses, primarily in international locations, to establish the fair value of undelivered elements in software arrangements were not sufficient.

    As a result, misstatements were identified in the Company's revenue recognized which were corrected prior to issuance of the consolidated financial statements as of and for the year ended December 31, 2004. Because of these deficiencies, there is more than a remote likelihood that a material misstatement in the Company's annual or interim financial statements due to errors in accounting for revenue could occur and not be prevented or detected by its internal control over financial reporting.

  INCOME TAXES

    The Company did not have the appropriate level of expertise assigned to calculate, document, and review its accounting for income taxes. In addition, the Company did not maintain adequate documentation and lacked an adequate review process to ensure the reasonableness of assumptions underlying determinations regarding the recoverability of recorded deferred tax assets. These deficiencies in the Company's internal control over financial reporting resulted in material misstatements in the income tax provisions and deferred tax balances. Adjustments were recorded in the consolidated financial statements as of and for the year ended December 31, 2004 to correct these misstatements.

     During the two years ended December 31, 2004 and December 31, 2003 and during the subsequent interim period through the date of dismissal, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports. During the two years ended December 31, 2004 and December 31, 2003 and during the subsequent interim period through the date of dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission), except that KPMG advised the Company of the material weaknesses in internal control over financial reporting related to revenue and income taxes, as described in the above paragraph and as more fully described in the 2004 Annual Report. Further, in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2003, KPMG identified a material control weakness relating to income taxes, revenue, account reconciliations, capitalized software and other items, which is further described in the Company's Annual Report on Form 10-K for fiscal year 2003 filed with the SEC on July 29, 2004.

     As described above, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton as the independent accountants of the Company on May 9, 2005. Grant Thornton was not engaged as either the principal accountant to audit the Company's financial statements or as an independent accountant to audit a significant subsidiary of the Company during the years ended December 31, 2004 and December 31, 2003 or during the subsequent interim period through the date of engagement. In addition, the Company did not consult Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended December 31, 2004 and December 31, 2003 or during the subsequent interim period through the date of engagement.

     Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole right to appoint the Company's independent accountants and the appointment of Grant Thornton is not contingent upon obtaining stockholder approval. However, the Board is affording SPSS stockholders the opportunity to express their opinions with regard to the selection of Grant Thornton as the Company's auditors for fiscal year 2005. This vote is neither required nor binding, but is being solicited by the Board in order to determine if the SPSS stockholders approve of Grant Thornton as the Company's independent accountants. If this proposal does not receive the affirmative vote of a majority of the votes cast for this proposal at the Annual Meeting, in person or by proxy, the Audit Committee will take such vote into consideration in determining whether to continue to retain Grant Thornton.

     A representative of each of KPMG, the Company's independent accountants for the year ended December 31, 2004, and Grant Thornton, the independent accountants of the Company for the year ended December 31, 2005, are expected to be present at the Annual Meeting. These representatives will be given the opportunity to make a statement at the Annual Meeting and are expected to be available to respond to appropriate questions.

AUDIT AND RELATED FEES

     KPMG served as the Company's independent accountants for the Company's fiscal years ended December 31, 2004 and December 31, 2003, and also provided certain audit-related, tax and permitted non-audit services.

     (a) Audit Fees. The aggregate fees billed for each of the last two fiscal years for services rendered by KPMG for the audit of the Company's annual financial statements, the review of financial statements included in the Company's Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years are as follows:

Fiscal Year 2004.........................  $2,215,000
Fiscal Year 2003.........................  $1,756,000

     (b) Audit-Related Fees. The aggregate fees billed for each of the last two fiscal years for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in subsection (a) above are as follows:

Fiscal Year 2004...........................  $10,500
Fiscal Year 2003...........................  $97,938

In fiscal year 2004, these fees related to services provided by KPMG in connection with services related to SPSS Australia and the review of a registration statement on Form S-8 for shares to be issued under the Company's Amended and Restated 2002 Equity Incentive Plan. In fiscal year 2003, these fees related to services provided by KPMG in connection with the review of revenue classifications for prior filings, matters related to the filing of registration statements on Form S-3, providing assistance to the Company in responding to comment letters from the Securities and Exchange Commission and matters related to the filing of registration statements on Form S-8.

     (c) Tax Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by KPMG for tax compliance, tax advice and tax planning are as follows:

Fiscal Year 2004..........................  $151,941
Fiscal Year 2003..........................  $242,359

     These fees relate to services provided by KPMG in connection with international tax advice on reorganizations, asset transfers and tax compliance and planning.

     (d) All Other Fees. The aggregate fees billed for each of the last two fiscal years for products and services provided by KPMG other than the services reports in subsections (a-c) above are as follows:

Fiscal Year 2004................................  $ 0
Fiscal Year 2003................................  $ 0

     The Audit Committee considered the compatibility of the provision of the foregoing services by KPMG with the maintenance of the independence of KPMG and concluded that such services were at all times compatible to maintaining the independence of KPMG.

     (e) Audit Committee Administration of the Engagement - Procedures for Pre-Approval of Audit and Permissible Non-Audit Services of the Company's Independent Auditor.

     The Audit Committee of the Board has the exclusive authority and responsibility to engage, direct, pre-approve and oversee the Company's independent auditors with respect to all audit or non-audit services and has the exclusive authority and responsibility to either retain or terminate the Company's independent auditors. The Audit Committee's exclusive authority and responsibility with respect to these matters is set forth in the SPSS Inc. Charter of the Audit Committee of the Board of Directors. A complete copy of the Audit Committee Charter is posted on the Company's website at http://www.spss.com.

     The Audit Committee maintains a formal procedure for the approval of all non-audit services provided by the Company's independent auditor. This procedure is set forth in Supplement A to Audit Committee

Charter. Any request for the Company's independent auditor to perform non-audit related services must be made pursuant to this procedure. In accordance with the procedure, when the Company identifies a non-audit related service that it wants its independent auditor to perform, the Company must first submit a written request (the "Company Request") to its independent auditor that includes (i) a detailed description of the type and scope of the non-audit related service that the Company requests (the "Requested Non-Audit Related Services") and (ii) an explanation as to why the Company believes that the Company's independent auditor will provide the most effective and efficient service. Upon the receipt of the Company Request, the Company's independent auditor will calculate the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services. The Company's independent auditor will then provide the Audit Committee chairman with (i) a written description of the Requested Non-Audit Related Services, (ii) a written description of the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services (including the amount of such fees denominated in the applicable local currency and the amount of such fees denominated in United States dollars (the "Dollar Denominated Fee")) and (iii) a written request for Audit Committee approval of the Requested Non-Audit Related Services in the amount of the Dollar Denominated Fee plus ten percent (10%) of the Dollar Denominated Fee rounded to the nearest $1,000. If the amount of the Dollar Denominated Fee exceeds $10,000, the request will be in the form of a formal engagement letter. The Audit Committee chairman will then review the materials provided by the independent auditor. If the Audit Committee chairman determines that the Requested Non-Audit Related Services are appropriate, the Audit Committee chairman will approve the Requested Non-Audit Related Services. The Audit Committee chairman will then provide written notice of this approval to both the Company's independent auditor and the Company. If a formal engagement letter is required for the approved Requested Non-Audit Related Services, the Audit Committee chairman will, instead, execute the engagement letter and return an executed copy to the Company's independent auditor. The Committee chairman will collect all materials relating to Requested Non-Audit Related Services, including the Audit Committee chairman's authorization of such Requested Non-Audit Related Services, and will present a copy of all such materials to the full Audit Committee for ratification at the next scheduled Audit Committee meeting. All written correspondence relating to Requested Non-Audit Related Services will be included in the official records of the Audit Committee.

     The Company, KPMG and the Audit Committee adhered to this pre-approval procedure for all non-audit services that were performed by KPMG during fiscal year 2004.

     During fiscal year 2004, none of the fees described above were expended without the approval of the Audit Committee pursuant to the de minimus exception.

     Less than 3% of the hours expended on KPMG's engagement to audit SPSS financial statements for 2004 were attributed to work performed by persons other than KPMG's full-time, permanent employees.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the SPSS directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company's equity securities. SPSS believes, during fiscal year 2004, that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, SPSS has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, officers and 10% stockholders.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by SPSS. Proxies may be solicited by personal interview, mail or telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. SPSS will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K (as amended) for the Fiscal Year Ended December 31, 2004 is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE ANNUAL REPORT ON FORM 10-K MAY OBTAIN ONE WITHOUT CHARGE BY WRITING OR CALLING RAYMOND H. PANZA, SPSS INC., 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 651-3000.

                                          By order of the Board of Directors

                                          /s/ RAYMOND H. PANZA
                                          Secretary of SPSS Inc.

                                   APPENDIX A

                                   SPSS INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose.

     The SPSS Inc. Employee Stock Purchase Plan (hereinafter the "Plan") is intended as an incentive to, and to encourage stock ownership by, all Eligible Employees (as defined in Section 3 below) of SPSS Inc. ("SPSS" or the "Company"), and its participating subsidiaries (as defined in Section
     17) so that they may share in the growth of SPSS by acquiring or increasing their proprietary interests in SPSS. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company. It is intended that Options (as defined in Section 5(b)(i) below) issued pursuant to this Plan will constitute Options issued pursuant to a "qualified employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Administration of the Plan.

     The Plan will be administered by the Compensation Committee of the Board of Directors (the "Board") of SPSS (the "Compensation Committee"). Any action which may be taken by the Compensation Committee hereunder may be taken instead by the full Board and, in such event, the word "Compensation Committee" wherever used herein shall be deemed to mean the full Board.

     The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Option granted hereunder shall be final, unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it deems necessary and appropriate, provided that any such rules and regulations shall be applied on a uniform basis to all Eligible Employees. No member of the Board or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. In the event the Board fails to appoint or refrains from appointing a Compensation Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Compensation Committee" wherever used herein shall be deemed to mean the Board.

3.   Eligible Employees.

     (a) Subject to the exclusions set forth in Section 3(b) below, all employees of SPSS or any of its participating subsidiaries who are employees on the first day of a Contribution Period (as defined in Section 5(a) below) (each, an "Eligible Employee") shall be eligible to receive Options under this Plan to purchase shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and all Eligible Employees shall have the same rights and privileges hereunder. Members of the Board who are not employees of SPSS shall not be eligible to receive Options under this Plan.

     (b) Notwithstanding the foregoing, an employee will not qualify as an Eligible Employee with regard to a particular Contribution Period if:

        (i) the employee's customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year;

        (ii) upon receipt of an Option, the employee would own Common Stock constituting five percent (5%) or more of the total combined voting power or value of all classes of equity securities of SPSS, its parent or its subsidiary corporations, as the term "subsidiary corporation" is defined in Section 424 of the Code. For purposes of determining stock ownership under this paragraph, the rules of
              Section 424(d) of the Code shall apply, and Common Stock which the employee may purchase under outstanding Options shall be treated as Common Stock owned by the employee; or

        (iii) upon receipt of an Option, the Option would permit the employee's right to purchase Common Stock under this Plan, and under any other Section 423(b) employee stock purchase plans of SPSS, its parent or any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

4.   Common Stock Subject to the Plan.

     The Common Stock subject to the Options under the Plan shall be shares of the Company's authorized but unissued Common Stock, or shares of such Common Stock reacquired by SPSS, including shares purchased in the open market. The aggregate number of shares which may be purchased pursuant to the Plan is 500,000, subject to adjustment as provided in Section 12. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

5.   Contribution Periods, Payroll Deductions and Options.

     (a) Contribution Periods and Payroll Deductions. The contribution periods during which payroll deductions will be accumulated under the Plan will be the six-month periods extending from January 1 through June 30 and July 1 through December 31 of each year, respectively (each a "Contribution Period"). Payroll deductions made from bonus and commission payments will be deemed accumulated under the Plan during the Contribution Period during which such payments are made. All other payroll deductions will be deemed accumulated under the Plan during the Contribution Period during which the regular payroll period to which it relates ends.

     (b)  Option Grants.

        (i) Two times each year, on the first Business Day (as defined below) of each Contribution Period (the "Option Grant Date"), SPSS will grant to each Eligible Employee who has chosen to participate in the Plan (each, a "Participant") an option (the "Option") to purchase on the last day of such Contribution Period, at the Option Purchase Price (defined in Section 5(b)(ii) below), a maximum of Four Thousand (4,000) shares of Common Stock (the "Purchase Limit"), on condition that such Participant continues to qualify as an Eligible Employee throughout such Contribution Period. Each Participant shall be entitled to exercise an Option granted hereunder only to the extent of the Participant's accumulated payroll deductions on the last day of such Contribution Period. In the event that the Participant's accumulated payroll deductions on the last day of the Contribution Period would enable the Participant to purchase more than 4,000 shares of Common Stock except for the Purchase Limit, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 4,000 shares of Common Stock shall be promptly refunded to the Participant by SPSS, without interest. The Purchase Limit shall be subject to adjustment as provided in
              Section 12. The term "Business Day" means a day on which there is trading on the Nasdaq National Market.

        (ii) The option purchase price for each Contribution Period shall be the lesser of (i) 85% of the Fair Market Value (as defined in Section 5(b)(iii) below) of the Common Stock on the Option Grant Date, or (ii) 85% of the Fair Market Value of the Common Stock on the last Business Day of the Contribution Period, in either event, rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4 (the "Option Purchase Price"). The Option Purchase Price per share shall be subject to adjustment as provided in Section 12.

        (iii) For purposes of this Plan, the term "Fair Market Value" on any date means (i) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an option is granted under this Plan, "Fair Market Value" shall mean the fair market value of the Common Stock as determined by the Compensation Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

6.   Exercise of Options.

     Each Participant who continues to qualify as an Eligible Employee on the last Business Day of a Contribution Period shall be deemed to have automatically exercised such Participant's Option on such date and shall be deemed to have purchased from SPSS such number of full shares of Common Stock reserved for the purpose of the Plan as such Participant's accumulated payroll deductions on such date will pay for at the Option Purchase Price, subject to the Purchase Limit. If a Participant does not qualify as an Eligible Employee on the last Business Day of a Contribution Period, such Participant shall not be entitled to exercise its Option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a Participant's account at the end of a Contribution Period shall be refunded to the Participant by SPSS, without interest, as soon as reasonably possible after the end of the Contribution Period.

7.   Authorization for Entering the Plan.

     An Eligible Employee may enter the Plan by filling out, signing and delivering to SPSS a payroll deduction authorization form at least fifteen
     (15) days prior to the commencement of each Contribution Period in which the Eligible Employee would like to participate. Each payroll deduction authorization form shall (a) state the percentage to be deducted regularly from the Eligible Employee's pay in accordance with Section 8 below and (b) authorize the purchase of Common Stock for the Eligible Employee for such Contribution Period in accordance with the terms of the Plan.

     SPSS will accumulate and hold for the Eligible Employee's account the amounts deducted from such Eligible Employee's pay. No interest will be paid on these amounts.

     SPSS employees who commence employment with SPSS after the Option Grant Date for a particular Contribution Period shall not be eligible to participate, and thereby receive an Option, until the next Contribution Period.

8.   Maximum Amount.

     An Eligible Employee may authorize payroll deductions in an amount (expressed as a percentage) equal to not less than one percent (1%) but not more than fifteen percent (15%) of the Eligible Employee's total compensation, including base pay or salary and any bonuses or commissions. Such payroll deduction must be expressed in whole-number increments. Payroll deductions may not include a fraction of a percent, and any authorized payroll deduction expressed as a fraction of a percent shall be rounded down to a percentage equal to the next whole number.

9.   Change in Payroll Deductions.

     Deductions may not be increased or decreased during a Contribution Period. However, a Participant may withdraw in full from the Plan as provided in
     Section 10.

10. Withdrawal from the Plan.

     A Participant may withdraw from the Plan, in whole but not in part, at any time prior to the last Business Day of a Contribution Period by delivering a withdrawal notice to SPSS at least fifteen (15) days prior to the termination of the Contribution Period. This withdrawal notice shall authorize the cessation of payroll deductions in accordance with the Plan. The foregoing right to withdraw from the Plan shall be exercisable at will by the Participant.

     Upon receipt of this withdrawal notice, SPSS will promptly refund the entire balance of the former Participant's deductions not previously used to purchase stock under the Plan.

     To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new payroll deduction authorization form in accordance with the terms of Section 7 above. An Eligible Employee's re-entry into the Plan cannot, however, become effective before the commencement of the next Contribution Period following such Eligible Employee's withdrawal.

11. Issuance of Stock.

     As soon as practical after each Contribution Period, SPSS shall instruct its transfer agent to deliver to each Participant a certificate representing that number of shares of Common Stock purchased by the Participant during such Contribution Period. Common Stock purchased under the Plan will be issued only in the name of the Participant.

12. Adjustments.

     Upon the happening of any of the following described events, a Participant's rights under Options granted under the Plan shall be adjusted as hereinafter provided:

     (a) In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of SPSS, the shares of Common Stock shall be exchanged for other securities of SPSS, each Participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of SPSS as were exchangeable for the number of shares of Common Stock which such Participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the Option Purchase Price per share to reflect such subdivision, combination or exchange; and

     (b) In the event SPSS shall issue any of its shares of Common Stock as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to Option hereunder, each Participant upon exercising such an Option shall be entitled to receive (for the Option Purchase Price paid upon such exercise) the shares of Common Stock as to which such Participant is exercising its Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which such Participant would have received if it had been the holder of the shares of Common Stock as to which it is exercising its Option at all times between the date of the granting of such Option and the date of its exercise.

     Upon the happening of any of the events specified in paragraph (a) or (b) above, the class and aggregate number of shares set forth in Section 4 hereof which are subject to Options which have been or may be granted under the Plan and the Purchase Limit set forth in Section 5 shall also be appropriately adjusted to reflect the events specified in paragraph (a) or
     (b) above. Notwithstanding the foregoing, any adjustments made pursuant to paragraph (a) or (b) shall be made only to the extent that the Compensation Committee, based on advice of counsel for SPSS, determines that such adjustments will not constitute a change requiring stockholder approval under Section 423(b)(2) of the Code.

     If SPSS is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee shall, with respect to Options then outstanding under this Plan, either (i) make appropriate provision for the continuation of such Options by arranging for the substitution on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or (ii) terminate all outstanding Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the Options (determined as of the date of the Acquisition) over the Option Purchase Price thereof (determined with reference only to the first Business Day of the applicable Contribution Period).

     The Compensation Committee or Board shall determine the adjustments to be made under this Section 12, and its determination shall be conclusive.

13. No Transfer or Assignment of Rights.

     An Eligible Employee's rights under the Plan are such Employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any Option granted under the Plan to a Participant may be exercised, during the employee's lifetime, only by the Participant.

14. Termination of Rights.

     An Eligible Employee's rights under the Plan will terminate when such Employee ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason, except that if an Eligible Employee is on a leave of absence from work during the last four (4) weeks of any Contribution Period, such Eligible Employee shall be deemed to be a Participant in the Plan on the last day of that Contribution Period. A withdrawal notice will be considered as having been received from the Eligible Employee on the day such Eligible Employee's employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded without interest.

     If an Eligible Employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

15. Termination and Amendments to the Plan.

     Unless terminated sooner as provided below, the Plan shall terminate on April 28, 2015. The Plan may be terminated at any time by the Board but such termination shall not affect Options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares of Common Stock shall be apportioned among Participants in proportion to their Options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest. The Compensation Committee or the Board may from time to time adopt amendments to the Plan provided that, without the approval of the SPSS stockholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially modify the requirements for eligibility to participate in the Plan, (iii) affect any right or obligation with respect to any grant previously made, unless required by law, or (iv) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16. Limits on Sale of Stock Purchased Under the Plan.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. SPSS does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An SPSS employee may, therefore, sell Common Stock purchased under the Plan at any time the SPSS employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, to give SPSS prompt notice of the disposition of any such stock within two years after the date of grant of the applicable Option showing the number of such shares disposed of. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17. Participating Subsidiaries.

     The term "participating subsidiary" shall mean any subsidiary of SPSS, as that term is defined in Section 424(f) of the Code and applying the attribution rules of Section 424(d) of the Code, which is designated from time to time by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the stockholders.

18. Optionees Not Stockholders.

     Neither the granting of an Option to a Participant nor the deductions from such Participant's pay shall cause such Participant to qualify as a stockholder of the shares of Common Stock covered by an Option until such shares have been actually purchased by the Participant.

19. Application of Funds.

     The proceeds received by SPSS from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

20. Governmental Regulations.

     The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission (the "SEC") and the Internal Revenue Service.

21. Approval of Shareholders; Effectiveness.

     The Plan was adopted by the Board on April 28, 2005 and shall become effective on June 15, 2005 (the "Effective Date") provided no Options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of SPSS and (ii) SPSS shall have complied with all applicable requirements of the Securities Act of 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the SEC), all applicable listing requirements of the Nasdaq National Market and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

                                   APPENDIX B

PROXY - SPSS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2005

The undersigned stockholder of SPSS Inc. ("SPSS") hereby appoints Jack Noonan and Raymond H. Panza proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of Common Stock of SPSS which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPSS to be held at the offices of SPSS, 233 South Wacker Drive, Chicago, Illinois, at 1:00 p.m. (local time) on June 15, 2005 (the "Annual Meeting"), and at any adjournment or postponement thereof as follows:

A. as directed herein with respect to each of the proposals identified on the reverse side hereof; and

B. in their discretion with respect to any other business that may properly come before the Annual Meeting.

By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Common Stock covered hereby.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             YOUR VOTE IS IMPORTANT

                  (Continued and to be signed on reverse side.)

ANNUAL MEETING PROXY CARD

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

A.       ELECTION OF DIRECTORS

         1. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.

                                                          FOR         WITHHOLD
                  01-WILLIAM BINCH                        [ ]            [ ]

                  02-NORMAN NIE                           [ ]            [ ]

                  03-CHARLES R. WHITCHURCH                [ ]            [ ]

B.       ISSUES

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSALS:

                                                    FOR     AGAINST     ABSTAIN
         2.       ADOPTION OF THE SPSS INC.         [ ]       [ ]         [ ]
                  EMPLOYEE STOCK PURCHASE
                  PLAN.

         3        RATIFICATION OF THE SELECTION     [ ]       [ ]         [ ]
                  OF GRANT THORNTON LLP AS
                  INDEPENDENT AUDITORS OF SPSS
                  INC. FOR 2005.


[ ]      Mark this box with an "X" if you plan to attend the Annual Meeting.

[ ]      Mark this box with an "X" to indicate a change of name or address.

         New Name/Address:
                          -------------------------------------------------

                          -------------------------------------------------

                          -------------------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.


Signature 1 - Please keep signature within box   Signature 2 - Please keep signature within box   Date (mm/dd/yyyy)
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


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